EXECUTION COPY
--------------


      Portions of this Exhibit have been omitted pursuant to a request for confidential treatment.
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                      separately filed with the Commission.



                  RESEARCH COLLABORATION AND LICENSE AGREEMENT
                                  by and among
                               MERCK & CO., INC.,
                          TRANSCELL TECHNOLOGIES, INC.
                                       and
                        INTERNEURON PHARMACEUTICALS, INC.









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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----


ARTICLE I     DEFINITIONS.....................................................1


ARTICLE II    RESEARCH PROGRAM AND DRUG DEVELOPMENT PROGRAM...................7

   2.1   General..............................................................7
   2.2   Conduct of Research..................................................8
   2.3   Additional FTE's.....................................................8
   2.4   [*] Research Program.................................................8
   2.5   [*] Research Program.................................................8
   2.6   Joint Research Committee.............................................8
   2.7   Exchange of Information..............................................9
   2.8   Records and Reports.................................................10
   2.9   Research Information and Inventions.................................10
   2.10  Research Program Term...............................................11
   2.11  Research Program Materials..........................................12
   2.12  Drug Development Program............................................12


ARTICLE III   LICENSE; DEVELOPMENT AND COMMERCIALIZATION.....................13

   3.1   License Grant.......................................................13
   3.2   Retained Rights.....................................................13
   3.3   Exclusivity in Expanded Field.......................................13
   3.4   Princeton Agreements................................................14
   3.5   Development and Commercialization...................................14

ARTICLE IV    CONFIDENTIALITY AND PUBLICATION................................15

   4.1   Non-disclosure and Non-Use Obligations..............................15
   4.2   Permitted Disclosure of Proprietary Information.....................15
   4.3   Publication and Public Disclosures..................................16

ARTICLE V     PAYMENTS; ROYALTIES AND REPORTS................................17

   5.1   Commitment Fee and Option Payment...................................17
   5.2   Research Program Funding............................................17
   5.3   Milestone Payments..................................................18
   5.4   Royalties...........................................................18
   5.5   Reports; Payment of Royalty.........................................20
   5.6   Audits..............................................................21
   5.7   Payment Exchange Rate...............................................21
   5.8   Income Tax Withholding..............................................22



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ARTICLE VI    REPRESENTATIONS AND WARRANTIES.................................22

   6.1   Transcell Representations and Warranties............................22
   6.2   Interneuron Representations and Warranties..........................23
   6.3   General Disclaimer..................................................24
   6.4   Merck Representations and Warranties................................24

ARTICLE VII   PATENT MATTERS.................................................24

   7.1   Filing, Prosecution and Maintenance of Patents......................24
   7.2   Right of Other Parties to Prosecute and Maintain Patents............25
   7.3   Interference, Opposition, Reexamination and Reissue.................25
   7.4   Enforcement and Defense.............................................26
   7.5   Patent Term Restoration.............................................27

ARTICLE VIII  TERM AND TERMINATION...........................................27

   8.1   Term and Expiration.................................................27
   8.2   Termination by Notice...............................................27
   8.3   Termination.........................................................27
   8.4   Effect of Expiration or Termination.................................29

ARTICLE IX    MISCELLANEOUS..................................................30

   9.1   Force Majeure.......................................................30
   9.2   Assignment..........................................................30
   9.3   Severability........................................................30
   9.4   Notices.............................................................31
   9.5   Applicable Law......................................................32
   9.6   Dispute Resolution..................................................32
   9.7   Entire Agreement....................................................32
   9.8   Headings............................................................32
   9.9   Independent Contractors.............................................33
   9.10  Waiver..............................................................33
   9.11  Counterparts........................................................33



Schedule 1.19      --    Interneuron Patent Assets
Schedule 1.25      --    List of Major Market Countries
Attachment 1.39    --    1993 Princeton License Agreement
Attachment 1.40    --    1997 Princeton Research Agreement
Attachment 1.46    --    Side Agreement
Schedule 1.52      --    Transcell Patent Assets
Attachment 2.1.A   --    [*] Research Program
Attachment 2.1.B   --    [*] Research Program
Attachment 4.3     --    Form of Press Release
Schedule 7.1       --    Countries Where Interneuron and Transcell will File,
                         Prosecute and Maintain Patents


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                  RESEARCH COLLABORATION AND LICENSE AGREEMENT


     THIS AGREEMENT effective as of June 30, 1997, (the "Effective Date") between Merck & Co., Inc., a corporation organized and existing under the laws of New Jersey ("Merck"), Transcell Technologies Inc., a corporation organized and existing under the laws of Delaware ("Transcell") and Interneuron Pharmaceuticals, Inc., a corporation organized and existing under the laws of Delaware ("Interneuron").

                                   WITNESSETH:


     WHEREAS, Transcell and/or Interneuron have developed or will develop certain Transcell Know-How and Interneuron Know-How and have or will obtain rights to certain Patent Assets (as hereinafter defined);

     WHEREAS, Merck and Transcell desire to enter into a research collaboration to discover and develop Compounds (as hereinafter defined) upon the terms and conditions set forth herein;

     WHEREAS, Merck desires to obtain a license under Transcell and Interneuron Intellectual Property, upon the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS


     Unless specifically set forth to the contrary herein, the following terms, whether used in the singular or plural, shall have the respective meanings set forth below:

     1.1 "Affiliate" shall mean (i) any corporation or business entity of which fifty percent (50%) or more of the securities or other ownership interests representing the equity, the voting stock or general partnership interest are owned, controlled or held, directly or indirectly, by a Party; or (ii) any corporation or business entity which, directly or indirectly, owns, controls or holds fifty percent (50%) (or the maximum ownership interest permitted by law) or more of the securities or other ownership interests representing the equity, the voting stock or, if applicable, the general partnership interest, of a Party.

     1.2 "Calendar Quarter" shall mean the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31.




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     1.3 "Calendar Year" shall mean each successive period of twelve (12) months commencing on January 1 and ending on December 31.

     1.4 "Combination Product" shall mean a Licensed Product which includes one or more active ingredients other than Compound in combination with Compound.

     1.5 "Compound" shall mean any chemical entity that is synthesized in, or discovered in or during, the Research Program, or a derivative, homolog, or analogue of such a chemical entity or a salt or ester thereof.

     1.6 "Drug Development Program" shall mean the drug development program to be carried out by Merck in accordance with Section 2.12.

     1.7 "Effective Date" shall mean June 30, 1997.

     1.8 "Expanded Field" shall mean all antibacterial agents for human or animal use.

     1.9 "Extended Research Program Term" shall have the meaning set forth in
Section 2.10.

     1.10 "FDA" shall mean the United States Food and Drug Administration and any successor agency having substantially the same functions.

     1.11 "Field" shall mean all [*] and [*] analogues which are antibacterial agents for human or animal use.

     1.12 "First Commercial Sale" shall mean, with respect to any Licensed Product, the first sale for end use or consumption of such Licensed Product in a country after all required approvals, including marketing and pricing approvals, have been granted by the governing health authority of such country.

     1.13 "Full Time Equivalent" or "FTE" shall mean the equivalent of a full-time scientist's work time over a twelve-month period (including normal vacations, sick days and holidays). The portion of an FTE year devoted by a scientist to the Research Program shall be determined by dividing the number of days during any twelve-month period devoted by such employee to the Research Program by the total number of working days during such twelve-month period.

     1.14 "Improvement" shall mean any enhancement in the manufacture, formulation, ingredients, preparation, presentation, means of delivery, dosage or packaging of Compound or Licensed Product.

     1.15 "Interneuron Information and Inventions" shall have the meaning as set forth in Section 2.9.
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     1.16 "Interneuron Intellectual Property" shall mean (i) Interneuron
Know-How, (ii) Interneuron Patent Assets, (iii) Interneuron Information and Inventions, (iv) Interneuron's interest in Interneuron/Transcell Joint Information and Inventions and (v) Interneuron's interest in Interneuron/Merck Joint Information and Inventions.

     1.17 "Interneuron Know-How" shall mean all Interneuron Information and Inventions, and all information and materials, including but not limited to, discoveries, Improvements, processes, formulas, data, inventions, know-how and trade secrets, patentable or otherwise, which during the term of this Agreement
(i) are in Interneuron's possession or control or in which Interneuron has sub-licensable rights, including its rights under the 1997 Princeton Research Agreement, (ii) are not generally known and (iii) are necessary or useful to Merck in connection with rights granted and activities contemplated under this Agreement.

     1.18 "Interneuron/Merck Joint Information and Inventions" shall have the meaning as set forth in Section 2.9.

     1.19 "Interneuron Patent Assets" shall mean issued patents and patent applications (which shall be deemed to include certificates of invention and applications for certificates of invention) presently existing or which during the term of this Agreement are owned by Interneuron or which Interneuron through license or otherwise acquires rights, including, but not limited to, those listed on Schedule 1.19, which: (i) relate to a Compound and/or Licensed Product, their uses in the Field or Expanded Field or a method of their manufacture; or (ii) relate to Research Information and Inventions; including all divisions, continuations, continuations-in-part, reissues, renewals, extensions, supplementary protection certificates or the like of any such patents and patent applications and foreign equivalents thereof.

     1.20 "Interneuron/Transcell Joint Information and Inventions" shall have the meaning as set forth in Section 2.9.

     1.21 "Joint Research Committee" shall mean the committee described in
Section 2.6.

     1.22 "Lead Candidate" means a Compound that is selected by the Joint Research Committee as a lead compound for medicinal chemistry studies in accordance with the [*] Research Program or the [*] Research Program. The information below marked by * and [ ] has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Commission.

     1.23 "Licensed Product" shall mean any preparation in final form for sale by prescription, over-the-counter or by any other method, for human or animal use, which contains a Compound, including, without limitation, any Combination Product.


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     1.24 "Licensor(s)" shall mean Interneuron and/or Transcell, as the context indicates.

     1.25 "Major Market Country" shall mean a country listed on Schedule 1.25 hereto.

     1.26 "Merck Information and Inventions" shall have the meaning as set forth in Section 2.9.

     1.27 "Merck Know-How" shall mean any Merck information and materials, including but not limited to, discoveries, Improvements, processes, formulas, data, inventions, know-how and trade secrets, patentable or otherwise, which during the term of this Agreement are not generally known and which arise out of the Research Program or are necessary or useful to Transcell in the performance of its obligations under the Research Program.

     1.28 "Merck Patent Assets" shall mean issued patents and patent applications (which shall be deemed to include certificates of invention and applications for certificates of invention) which during the term of this Agreement are owned by Merck or which Merck through license or otherwise acquires rights, which: (i) relate to a Compound and/or Licensed Product or their uses in the Field or Expanded Field; or (ii) relate to Research Information and Inventions; including all divisions, continuations, continuations-in-part, reissues, renewals, extensions, supplementary protection certificates or the like of any such patents and patent applications and foreign equivalents thereof.

     1.29 "Milestone" shall have the meanings as described in Attachment 2.1.A and Attachment 2.1.B hereto.

     1.30 "[*] Research Program" shall mean the research program for the synthesis and biological evaluation of [*] analogues and development of Licensed Products as described in Attachment 2.1.B hereto.

     1.31 "NDA" shall mean a new drug application filed with the FDA for marketing authorization of a Licensed Product.

     1.32 "Net Sales" shall mean the gross invoice price of Licensed Product sold by Merck, its Affiliates or sublicensees (which term does not include distributors) to the first independent third party after deducting, if not previously deducted, from the amount invoiced:

          (a)  trade, cash and quantity discounts;

          (b) credits and allowances on account of returned or rejected products;

          (c) rebates, chargebacks and other amounts paid on sale or dispensing of Licensed Product;

          (d)  retroactive price reductions;


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          (e)  with regard to sales in the United States, a fixed amount equal to five percent (5%) of the amount invoiced to cover bad debt, sales or excise taxes, transportation and insurance charges; and with regard to sales outside the United States, a fixed amount equal to ten percent (10%) of the amount invoiced to cover the above and additional special transportation, custom duties, and other governmental charges; and

          (f) the inventory cost of devices or delivery systems used for dispensing or administering Licensed Product, special packaging of Licensed Product and diluents or similar exogenous materials which accompany Licensed Product as it is sold.

With respect to sales of Combination Products, Net Sales shall be calculated on the basis of the invoice price of Licensed Product(s) containing the same weight of a Compound sold without other active ingredients. If such Licensed Product is not sold without other active ingredients, Net Sales shall be calculated on the basis of the invoice price of the Combination Product multiplied by a fraction, the numerator of which shall be the inventory cost of Compound in the Licensed Product and the denominator of which shall be the inventory cost of all of the active ingredients in the Combination Product. Inventory cost shall be determined in accordance with Merck's regular accounting methods.

     1.33 "Option Payment" shall mean the payment described in Section 5.1 in consideration for the rights granted in Section 3.3.

     1.34 "Option Period" shall mean the option period described in Section 3.3.

     1.35 "Party" shall mean Merck, Transcell or Interneuron.

     1.36 "Patent Assets" shall mean the Interneuron Patent Assets and the Transcell Patent Assets.

     1.37 "Princeton" shall mean Princeton University, Princeton, New Jersey.

     1.38 "Princeton Agreements" shall mean the 1993 Princeton License Agreement and the 1997 Princeton Research Agreement, as the same may be amended from time to time. The information below marked by * and [ ] has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Commission.

     1.39 "1993 Princeton License Agreement" shall mean the License Agreement by and between the Trustees of Princeton and Transcell effective as of October 14, 1993, as amended February 21, 1997 and as further amended from time to time, a copy of which is attached hereto as Attachment 1.39.


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     1.40 "1997 Princeton Research Agreement" shall mean the Research Agreement by and between the Trustees of Princeton and Interneuron effective as of April 29, 1997, as amended from time to time, a copy of which is attached hereto as Attachment 1.40.

     1.41 "Proprietary Information" shall mean any and all scientific, clinical, regulatory, marketing, financial and commercial information or data, whether communicated in writing, orally or by any other means, which is provided by one Party to the other Party in connection with this Agreement. Proprietary Information shall include, without limitation, Merck Know-How and Transcell Know-How.

     1.42 "Research Information and Inventions" shall mean the entire right, title and interest in all discoveries, Improvements, processes, formulas, data, inventions, know-how and trade secrets, patentable or otherwise, arising from the Research Program.

     1.43 "Research Program" shall mean the collaborative research effort between the parties as described in Attachments 2.1.A and 2.1.B hereto consisting of the [*] Research Program and the [*] Research Program, as may be amended or revised pursuant to the provisions of Section 2.6.3. References to the Research Program shall refer only to the collaborative phase of the research effort and shall not refer to the selection of a Safety Assessment Candidate by Merck or to the Drug Development Program.

     1.44 "Research Program Term" shall have the meaning set forth in Section 2.10.

     1.45 "Safety Assessment Candidate" shall mean a Compound with a scientific data package that is evaluated and approved by the Merck Research Management Committee for initiation of formal toxicology studies.

     1.46 "Side Agreement" shall mean the agreement entered into not later than, and effective as of, the Effective Date by and among Merck, Transcell, Interneuron and the Trustees of Princeton and attached hereto as Attachment 1.46.

     1.47 "Territory" shall mean all of the countries in the world. The information below marked by * and [ ] has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Commission.


     1.48 "Transcell Intellectual Property" shall mean (i) Transcell Know-How,
(ii) Transcell Patent Assets, (iii) Transcell Information and Inventions, (iv) Transcell's interest in Transcell/Merck Joint Information and Inventions and (v) Transcell's interest in Interneuron/Transcell Joint Information and Inventions.

     1.49 "Transcell Information and Inventions" shall have the meaning as set forth in Section 2.9.


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     1.50 "Transcell Know-How" shall mean all Transcell Information and
Inventions, and all information and materials, including but not limited to, discoveries, Improvements, processes, formulas, data, inventions, know-how and trade secrets, patentable or otherwise, which during the term of this Agreement
(i) are in Transcell's possession or control or in which Transcell has sub-licensable rights, (ii) are not generally known and (iii) are necessary or useful to Merck in connection with rights granted and activities contemplated under this Agreement.

     1.51 "Transcell/Merck Joint Information and Inventions" shall have the meaning as set forth in Section 2.9.

     1.52 "Transcell Patent Assets" shall mean issued patents and patent applications (which shall be deemed to include certificates of invention and applications for certificates of invention) presently existing or which during the term of this Agreement are owned by Transcell or which Transcell through license or otherwise acquires rights, including, but not limited to, those listed on Schedule 1.52, which: (i) relate to a Compound and/or Licensed Product, their uses in the Field or Expanded Field, or a method of their manufacture; or (ii) relate to Research Information and Inventions; including all divisions, continuations, continuations-in-part, reissues, renewals, extensions, supplementary protection certificates or the like of any such patents and patent applications and foreign equivalents thereof.

     1.53 "Valid Patent Claim" means a claim of an issued and unexpired patent included within the Patent Assets or the Merck Patent Assets, which has not been revoked or held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue or disclaimer or otherwise.

     1.54 "[*] Research Program" shall mean the research program for the synthesis and biological evaluation of [*] analogues and the development of Licensed Products as described in Attachment 2.1.A hereto.

     The information below marked by * and [ ] has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Commission.


                                   ARTICLE II

                              RESEARCH PROGRAM AND
                            DRUG DEVELOPMENT PROGRAM


     2.1 General. Transcell and Merck shall engage in the Research Program upon the terms and conditions set forth in this Agreement. The activities to be undertaken in the course of Research Program are set forth in this Article II and in Attachment 2.1.A and Attachment


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2.1.B hereto which may be amended from time to time upon the mutual agreement of the parties.

     2.2 Conduct of Research. Transcell and Merck each shall conduct the Research Program in a good scientific manner, and in compliance in all material respects with all requirements of applicable laws, rules and regulations and all applicable standard laboratory practices to attempt to achieve their objectives efficiently and expeditiously. Transcell and Merck each shall proceed diligently with the work set out in the Research Program by using their respective good faith efforts.

     2.3 Additional FTE's. In the event that the initial stage of either the [*] Research Program or the [*] Research Program yields a Compound that satisfies the criteria set forth in the relevant Research Program for Milestone I, Merck, in consultation with Transcell, will determine whether an increased number of chemistry FTE's may be required at Merck or Transcell for carrying out the subsequent stages of such Research Program. In the event that Merck determines that an increased number of FTE's are required at Transcell and/or Princeton, Merck shall be responsible for the costs of such FTE's at the same rate provided for in Section 5.2(b) of this Agreement.

     2.4 [*] Research Program. The [*] Research Program shall proceed as described in Attachment 2.1.A.

     2.5 [*] Research Program. The [*] Research Program shall proceed as described in Attachment 2.1.B.

     2.6 Joint Research Committee. The parties hereby establish a joint research committee to direct and monitor the Research Program as follows:

          2.6.1 Composition of the Committee. The Research Program shall be conducted under the direction of a joint research and development committee (the "Joint Research Committee") comprised of three named representatives of Merck and three named representatives of Transcell. Each of Merck and Transcell shall appoint its respective representatives to the Joint Research Committee, and from time to time may substitute one or more of its representatives, in its sole discretion, effective upon notice to the other Party of such change. It is anticipated that these representatives shall have appropriate technical credentials and knowledge, and ongoing familiarity with the Research Program. The Merck representatives initially shall be John Kozarich, James Heck and a third representative to be appointed and the Transcell representatives initially shall be Daniel Kahne, Michael Sofia and a third representative to be appointed. Additional representatives or consultants may from time to time, by mutual consent of the parties, be invited to attend Joint Research Committee meetings, subject to compliance with Section 4.1.


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          2.6.2 Chairman and Vice Chairmen. The Chairman of the Joint Research
     Committee shall be John Kozarich and the Vice Chairmen shall be Daniel Kahne and Michael Sofia. The Chairman and the Vice Chairmen shall be the primary contacts between the parties with respect to the Research Program. Each Party shall notify the other as soon as practicable upon changing this appointment.

          2.6.3 Meetings and Decisions. The Joint Research Committee shall meet at least once each Calendar Quarter at such locations as shall be determined by the Joint Research Committee. Each Party shall bear its owns expenses related to attendance of such meetings by its representatives. At the first such meeting, which shall take place within 30 days after the Effective Date, the Joint Research Committee shall discuss any necessary or recommended changes in the Research Program. The Joint Research Committee may meet by means of teleconference or video conference or other similar communications equipment. The Joint Research Committee shall confer and make decisions regarding the status and direction of the Research Program and the other matters specified in the Research Program and shall also consider, advise and make decisions regarding any technical, budgetary or economic matters relating to the Research Program. Decisions of the Joint Research Committee shall be made by a majority of the members. In the event that the Joint Research Committee cannot or does not, after good faith efforts, achieve a majority on an issue, the Chief Executive Officer of Transcell, or his designee, acting as the duly authorized representative of Transcell, and the Executive Vice President of Merck Research Laboratories, acting as the duly authorized representative of Merck, shall discuss the matter and attempt, in good faith, to reach agreement with respect to such decision. In the event that the Chief Executive Officer of Transcell, or his designee, and the Executive Vice President of Merck Research Laboratories shall be unable to reach agreement, Merck shall, in its sole discretion, make the final decision; provided, however, that (i) in the event Merck determines that in increased number of FTE's are required to carry out a stage of the Research Program, Merck shall be responsible for the costs of such FTE's at the same rate provided for in Section 5.2(b) of this Agreement and (ii) any changes to the Research Program which could affect the provisions of Article V hereof require the written approval of both Parties.

          2.6.4 Records. The Joint Research Committee shall maintain accurate records to document the discussions and decisions at each meeting. Meeting minutes or summaries shall be prepared in accordance with procedures established by the Joint Research Committee at its first meeting and shall be distributed to all members of the Joint Research Committee after approval of drafts by the Chairman and Vice Chairmen.

     2.7 Exchange of Information. Upon execution of this Agreement, Transcell shall disclose to Merck in writing all Transcell Know-How not previously disclosed. During the Research Program Term or any Extended Research Program Term, Transcell and Interneuron shall also promptly disclose to Merck in writing on an ongoing basis all Transcell Know-How


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and Interneuron Know-How. Merck shall promptly disclose to Transcell during the
Research Program Term all Merck Know-How.

     2.8 Records and Reports.

          2.8.1 Records. Transcell shall maintain records in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes, which shall be complete and accurate and shall fully and properly reflect all work done and results achieved in the performance of the Research Program.

          2.8.2 Copies and Inspection of Records. Merck shall have the right, during normal business hours and upon reasonable notice, to inspect and copy all such records of Transcell referred to in Section 2.8.1. Merck shall maintain such records and the information disclosed therein in confidence in accordance with Section 4.1. Merck shall have the right to arrange for its employees, agents and outside consultants to visit Transcell at its offices and laboratories, and to visit the laboratory of Daniel Kahne, during normal business hours and upon reasonable notice, and to discuss the Research Program and its results in detail with the technical personnel and consultants of Transcell.

          2.8.3 Quarterly Reports. Within thirty (30) days following the end of each Calendar Quarter during the Research Program Term, Transcell shall provide to the Joint Research Committee a written progress report which shall describe the work performed to date on the Research Program, evaluate the work performed in relation to the goals of the Research Program and provide such other information required by the Research Program or reasonably requested by Merck or the Joint Research Committee relating to the progress of the goals or performance of the Research Program. Upon request, Transcell shall provide copies of the records described in Section
     2.8.1. above.

     2.9 Research Information and Inventions. Research Information and Inventions developed or invented:

          (a) (i) solely by employees, agents or consultants of Transcell (other than Daniel Kahne or Suzanne Walker-Kahne) shall be owned by Transcell; (ii) solely by employees, agents or consultants of Princeton and subject to the 1993 Princeton License Agreement shall be owned by Princeton, subject to Transcell's rights under the 1993 Princeton License Agreement; and (iii) jointly by employees, agents or consultants of Transcell (other than Daniel Kahne or Suzanne Walker-Kahne) and Princeton and subject to the 1993 Princeton License Agreement shall be owned jointly by Transcell and Princeton ((i), (ii) and/or (iii) individually or collectively, "Transcell Information and Inventions");


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          (b)  solely by employees, agents or consultants of Princeton and subject to the 1997 Princeton Research Agreement shall be owned by Princeton, subject to Interneuron's rights under the 1997 Princeton Research Agreement ("Interneuron Information and Inventions"),;

          (c) solely by employees, agents or consultants of Merck shall be owned solely by Merck ("Merck Information and Inventions");

          (d) (i) jointly by employees, agents or consultants of Transcell (other than Daniel Kahne or Suzanne Walker-Kahne) and Merck shall be owned jointly by Transcell and Merck; and (ii) jointly by employees, agents or consultants of Princeton and Merck and subject to the 1993 Princeton License Agreement shall be owned jointly by Princeton and Merck with Princeton's interest in such Research Information and Inventions subject to Transcell's rights under the 1993 Princeton License Agreement ((i) and/or (ii) individually or together, "Transcell/Merck Joint Information and Inventions");

          (e) jointly by employees, agents or consultants of Princeton and Merck and subject to the 1997 Princeton Research Agreement shall be owned jointly by Princeton and Merck with Princeton's interest in such Research Information and Inventions subject to Interneuron's rights under the 1997 Princeton Research Agreement ("Interneuron/Merck Joint Information and Inventions"); and

          (f) jointly by employees, agents or consultants of Princeton and Transcell (other than Daniel Kahne or Suzanne Walker-Kahne) and subject to the 1997 Princeton Research Agreement shall be owned jointly by Princeton and Transcell with Princeton's interest in such Research Information and Inventions subject to Interneuron's rights under the 1997 Princeton Research Agreement ("Interneuron/Transcell Joint Information and Inventions").

Each Party shall promptly disclose to the other Parties the development, making, conception or reduction to practice of Research Information and Inventions.

     2.10 Research Program Term. The term of the Research Program shall commence on the Effective Date and continue for a period of two years (the "Research Program Term"), unless (a) Merck elects in writing to extend the Research Program Term for one or more additional one-year terms (each, an "Extended Research Program Term") or (b) the Research Program is terminated prior to the end of the Research Program Term in accordance with this Agreement. If Merck elects to extend the Research Program, Merck shall notify Transcell in writing of such election at least 90 days before the end of the current Research Program Term or Extended Research Program Term and, if Transcell agrees to extend the Research Program,


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the parties shall negotiate in good faith to complete a mutually acceptable written agreement at least 45 days prior to the expiration of the current Research Program Term or Extended Research Program Term, which agreement will describe the Research Program activities to be carried out by Merck and Transcell during such Extended Research Program Term and the funding arrangements applicable to such Extended Research Program Term.

     2.11 Research Program Materials. The parties contemplate that each of them will make compounds and/or biological materials available for purposes of the Research Program and that additional compounds may be invented and/or synthesized in the course of the Research Program. In respect of such compounds and/or biological materials, the parties agree as follows:

          2.11.1 Compounds or biological materials transmitted by one Party to another pursuant to this Agreement (i) shall be distributed only to the employees of the receiving Party who have a need to receive them to carry out the terms of this Agreement, (ii) shall be used solely for the purposes expressly set forth in this Agreement (iii) subject to 2.11.2, shall be returned promptly to the transmitting Party upon such Party's request and
     (iv) shall not be disclosed or distributed to any third party without the prior written consent of the Party transmitting such compounds or biological material.

          2.11.2 Compounds that are used in the Research Program and are determined not to be Lead Candidates shall be returned to the Party which made such compound available. Ownership of Compounds shall be determined in accordance with the terms of this Agreement, and all such Compounds that are determined not to be Lead Candidates shall revert to the Party or Parties that own(s) such Compounds. Any such Compound which is returned to a Party pursuant to this Section 2.11.2 may not be developed, made, used or sold by such Party, its Affiliates or licensees in the Expanded Field prior to the First Commercial Sale in a Major Market Country of a Licensed Product developed pursuant to this Agreement. Compounds that are determined to be Lead Candidates shall remain available to the Parties for the purposes of the Research Program and shall be subject to the terms of this Agreement.

     2.12 Drug Development Program. A Compound which is identified by the Joint Research Committee as meeting the criteria in Attachment 2.1 set for Milestone II will be reviewed by Merck's internal system for acceptance of such Compound as a Safety Assessment Candidate. After identification of such a Safety Assessment Candidate, Merck will be responsible for and will undertake all preclinical development, toxicology and clinical development, including regulatory filings, which are required for commercialization. The progress and results of Merck's Drug Development Program, as well as such other information reasonably requested by Transcell relating to the progress, goals or performance of the Drug Development Program, will be reported to Transcell through semi-annual summary reports. Merck shall also notify Transcell upon (i) the filing of an IND with the FDA (ii) the filing of an NDA with the FDA and (iii) the approval of an NDA by the FDA.


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                                   ARTICLE III

                   LICENSE; DEVELOPMENT AND COMMERCIALIZATION


     3.1 License Grant.

          3.1.1 Subject to Sections 3.2 and 3.3 and the other terms and conditions set forth herein, Transcell hereby grants to Merck an exclusive license in the Field, including the right to grant sublicenses to Merck Affiliates and to third parties, under Transcell Intellectual Property solely to make, have made, use, develop, import, offer for sale and sell Compounds and Licensed Products in the Territory. The foregoing license includes an exclusive sub-license in the Field of Transcell's rights under the 1993 Princeton License Agreement solely to make, have made, use, develop, import, offer for sale and sell Compounds and Licensed Products in the Territory.

          3.1.2 Subject to Section 3.2 and 3.3 and the other terms and conditions set forth herein, Interneuron hereby grants to Merck an exclusive license in the Field, including the right to grant sublicenses to Merck Affiliates and to third parties, under Interneuron Intellectual Property solely to make, have made, use, develop, import, offer for sale and sell Compounds and Licensed Products in the Territory. The foregoing license includes an exclusive sub-license in the Field to Interneuron's rights pursuant to the 1997 Princeton Research Agreement including any license agreement entered into between Interneuron and Princeton pursuant to the 1997 Princeton Research Agreement, solely to make, have made, use, develop, import, offer for sale and sell Compounds and Licensed Products in the Territory.

     3.2 Retained Rights. Except as specifically set forth herein, Merck is not granted any other license by implication or otherwise. During the Research Program Term and any Extended Research Program Term, Transcell shall retain the right to use Transcell Intellectual Property and Interneuron shall retain the right to use Interneuron Intellectual Property (i) in the Field, solely for the purposes of performing their obligations under the Research Program and (ii) outside of the Field for any purpose, subject to Section 3.3 below. After expiration or termination of the Research Program Term, Transcell and Interneuron shall retain the right to use Transcell Intellectual Property and Interneuron Intellectual Property outside of the Field for any purpose, subject to Section 3.3 below.

     3.3 Exclusivity in Expanded Field. In consideration of the Option Payment, Transcell and Interneuron agree that, for a period of one year from and after the Effective Date (the "Option Period"), neither Transcell nor Interneuron will collaborate with a third party in the Expanded Field, or grant or engage in negotiations to grant a license in the Expanded Field to any third party under the Transcell and Interneuron Intellectual Property; provided, however, that Transcell and Interneuron may hold introductory meetings of a general nature with third parties during such period. During the Option Period, Merck shall have an exclusive option to request an exclusive license under Transcell Intellectual Property and


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Interneuron Intellectual Property in the Expanded Field upon terms to be mutually agreed. In the event that Merck elects to exercise such option, Merck shall so notify Transcell in writing prior to the end of the Option Period, and the parties shall negotiate in good faith to complete a mutually acceptable written license agreement not later than ninety (90) days after the end of the Option Period. Such agreement will describe the activities to be carried out by the Parties, the funding arrangements and any additional terms as agreed by the Parties. Neither Transcell nor Interneuron will collaborate with a third party in the Expanded Field, or grant or engage in negotiations to grant a license in the Expanded Field to any third party under the Transcell and Interneuron Intellectual Property during the period of such negotiations with Merck; provided, however, that Transcell and Interneuron may hold introductory meetings of a general nature with third parties during such period.

     3.4 Princeton Agreements. (a) With respect to the 1993 Princeton License Agreement, Merck acknowledges that it is a sublicensee of Transcell's rights under such Agreement to the extent provided in Section 3.1 hereof, and Merck agrees to be bound by the terms thereof to the extent set forth in the Side Agreement. Except to the extent provided for in the Side Agreement, Merck shall have no responsibility for payments to Princeton under the 1993 Princeton License Agreement.

     (b) With respect to the 1997 Princeton Research Agreement, Interneuron agrees to exercise its right under such Agreement to obtain an exclusive license to Princeton's interest in Research Information and Inventions in a timely manner in accordance with the terms of such agreement and to use commercially reasonable efforts to negotiate a license which is consistent with the terms of this Agreement and which will provide the broadest possible rights to such Research Information and Inventions. Interneuron shall promptly provide Merck with a copy of any such license upon execution thereof, and Merck shall automatically be deemed a sublicensee of Interneuron's rights thereunder to the extent provided in Section 3.1 hereof. Except to the extent provided for in the Side Agreement, Merck shall have no responsibility for payments to Princeton under the 1997 Princeton Research Agreement and under any license agreement entered into between Interneuron and Princeton pursuant thereto.

     3.5 Development and Commercialization. Merck shall use reasonable efforts, consistent with the usual practice followed by Merck in pursuing the commercialization and marketing of pharmaceutical products of similar market potential, at its own expense, to develop and commercialize a Licensed Product on a commercially reasonable basis in such countries in the Territory where in Merck's opinion it is commercially viable to do so; provided, that such countries shall include the United States and at least one other Major Market Country.


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                                   ARTICLE IV

                         CONFIDENTIALITY AND PUBLICATION


     4.1 Non-disclosure and Non-Use Obligations. All Proprietary Information disclosed by one Party to any other Party hereunder shall be maintained in confidence and shall not be disclosed to any non-party or used for any purpose except as expressly permitted herein without the prior written consent of the disclosing Party. The foregoing non-disclosure and non-use obligations shall not apply to the extent that such Proprietary Information:

          (a) is known by the receiving Party at the time of its receipt, and not through a prior disclosure by the disclosing Party, as documented by business records;

          (b)  is properly in the public domain;

          (c) is subsequently disclosed to a receiving Party by a third party who may lawfully do so and is not under an obligation of confidentiality to the disclosing Party; or

          (d) is developed by the receiving Party independently of Proprietary Information received from the other Party, as documented by research and development records.

     4.2 Permitted Disclosure of Proprietary Information. Notwithstanding
Section 4.1, a Party receiving Proprietary Information of another Party may disclose such Proprietary Information:

          (a) to governmental or other regulatory agencies in order to obtain patents subject to this Agreement, or to gain approval to conduct clinical trials or to market Licensed Product, but such disclosure may be only to the extent reasonably necessary to obtain such patents or authorizations;

          (b) by Merck to its permitted sublicensees, agents, consultants, Affiliates and/or other third parties for the research and development, manufacturing and/or marketing of the Licensed Product (or for such parties to determine their interest in performing such activities) in accordance with this Agreement on the condition that such third parties agree to be bound by the confidentiality obligations contained this Agreement, provided that the term of confidentiality for such third parties shall be no less than seven (7) years; or

          (c) if required to be disclosed by law or court order, provided that notice is promptly delivered to the non-disclosing Party in order to provide an


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               opportunity to challenge or limit the disclosure obligations;
               provided, however, without limiting any of the foregoing, it is understood that (i) any Party hereto, including any Affiliate, may make reasonable disclosure of this Agreement, and the terms hereof in any filings required by the United States Securities and Exchange Commission, subject to review by the other Parties of such proposed disclosure and requests for confidential treatment for certain provisions of this Agreement, as agreed by the Parties.

     4.3 Publication and Public Disclosures. (a) Merck and Transcell each acknowledge the other Party's interest in publishing its results to obtain recognition within the scientific community and to advance the state of scientific knowledge. Each Party also recognizes the mutual interest in obtaining valid patent protection and in protecting business interests and trade secret information. Consequently, either Party, its employees or consultants wishing to make a publication or to make an oral disclosure shall deliver to the other Party a copy of the proposed written publication or an outline of an oral disclosure at least forty-five (45) days prior to submission for publication or presentation. The reviewing Party shall have the right (a) to propose modifications to the publication or oral disclosure for patent reasons, trade secret reasons or business reasons or (b) to request a reasonable delay in publication or oral disclosure in order to protect patentable information. If the reviewing Party requests a delay, the publishing or disclosing Party shall delay submission or presentation for a period of sixty (60) days to enable patent applications protecting each Party's rights in such information to be filed in accordance with Article VI below. Upon expiration of such sixty (60) days, the publishing Party shall be free to proceed with the publication or oral disclosure. If the reviewing Party requests modifications to the publication or oral disclosure, the publishing Party shall edit such publication to prevent disclosure of trade secret or proprietary business information prior to submission of the publication or prior to oral disclosure, subject to the terms of the Princeton Agreements and the Side Agreement. Interneuron agrees promptly to forward to Merck for review any proposed publication or other disclosure by Princeton (including any student thesis or dissertation) received by Interneuron pursuant to Section 8 of the 1997 Princeton Research Agreement and which is subject to Merck's rights hereunder and, upon Merck's request, to request that Princeton delay such publication or presentation for a maximum of 60 days to protect the patentability of any inventions described therein, subject to the provisions of the Side Agreement. In addition, upon Merck's request, Interneuron shall request that such a publication or presentation be altered, or not made, in order to protect the patentability of any inventions described therein, subject to Princeton's rights under the 1997 Princeton Research Agreement and the Side Agreement.

     (b) Any Party hereto, including any Affiliate of a Party, may make disclosure of the existence of this Agreement and the terms hereof in any filings required by the United States Securities and Exchange Commission, provided that any such proposed disclosure shall be submitted to the other Parties for prior review within a reasonable time in advance of the filing of such proposed disclosure, and such other Parties may request reasonable modifications to such proposed disclosure for patent reasons, trade secret reasons or business reasons. The


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Parties shall use good faith efforts (i) to provide reasonable time for prior review of proposed disclosures and (ii) to respond to requests for review of disclosures in a timely manner. A Party which has complied with this Section shall not be required to delay a disclosure if such delay would cause a violation of law, regulation or court order. Upon execution of this Agreement, the Parties may issue a press release in the form attached as Attachment 4.3. Any additional press releases or public announcements with respect to this Agreement or the transactions and activities contemplated herein shall be at such time and in such manner as the Parties shall agree. Any information which has been previously disclosed pursuant to the terms of this Section 4.3(b) shall be subject to expedited review by the other Party prior to the subsequent disclosure of such information. A request for expedited review shall (i) state the proposed use of the information; (ii) include a copy of the previously approved disclosure of the information; and (iii) state the deadline for response.


                                    ARTICLE V

                         PAYMENTS; ROYALTIES AND REPORTS


     5.1 Commitment Fee and Option Payment. In consideration for Transcell's commitment to perform its obligations under the Research Program and for access to the Transcell Know-How and Patent Assets granted hereunder, Merck shall pay to Transcell a non-refundable commitment fee of $1,500,000 within thirty (30) days after the Effective Date. In consideration for the option granted in
Section 3.3 hereof, Merck shall pay to Transcell a non-refundable Option Payment of $1,000,000 within thirty (30) days after the Effective Date.

     5.2 Research Program Funding. In consideration for Transcell's performance of its obligations under the Research Program and subject to the terms and conditions contained herein, Merck shall pay Transcell:

          (a) During the First and Second Years of the Research Program Term: an amount equal to $750,000 per year payable in equal quarterly installments of $187,500, for 6 FTE's: 3 FTE's at Transcell and 3 FTE's, including time spent by Daniel Kahne, at Princeton. The first such quarterly installment shall be due within 30 days after the Effective Date. The remaining quarterly installments shall be due within fifteen (15) days after the end of each Calendar Quarter, beginning October 15, 1997.

          (b) For any Additional Year(s) of the Research Program Term: If the Research Program Term is extended for a third or subsequent year in accordance with Section 2.10 above, payments for such additional year or years shall be negotiated annually, based upon $200,000 per FTE at Transcell and $50,000 per FTE at Princeton.


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     5.3 Milestone Payments. Subject to the terms and conditions contained in this Agreement, Merck shall pay to Transcell the following non-refundable milestone payments, each milestone payment is to be made no more than once with respect to the [*] Research Program and once with respect to the [*] Research
Program:

          (a)  $1,500,000 [*];

          (b)  $3,000,000 upon [*];

          (c)  $4,000,000 upon [*];

          (d)  $6,000,000 upon the [*]; and

          (e)  $8,000,000 upon [*].

          5.3.1 Merck shall notify Transcell in writing within thirty (30) days after the achievement of each milestone, and such notice shall be accompanied by payment of the appropriate milestone payment. The milestone payments described above shall be payable only upon the initial achievement of such milestone for each of the [*] Research Program and the [*] Research Program and no amounts shall be due hereunder for subsequent or repeated achievement of such milestones within a Research Program.

          5.3.2 Fifty percent (50%) of each milestone payment made for the achievement of a milestone described in (c), (d) and (e) above shall be credited against the royalties payable by Merck under Section 5.4 for the Compound for which such milestone was paid.

     5.4 Royalties.

          5.4.1 Royalties Payable By Merck. Subject to the terms and conditions of this Agreement, for each Licensed Product Merck shall pay to Transcell royalties on a country-by-country basis:

          (a) if Merck's activities with respect to a Licensed Product or Compound would, but for this Agreement, infringe or fall within the scope of a Valid Patent Claim or a supplemental protection certificate in the country of sale, then:

               (i) for annual Net Sales of Licensed Products by Merck, its Affiliates or sublicensees less than or equal to [*], an amount equal to [*] percent [*] of such Net Sales in such countries;

               (ii) for that amount of annual Net Sales of Licensed Products by
                    Merck, its Affiliates or sublicensees greater than [*] and less than


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                    or equal to [*], an amount equal to [*] percent [*] of such
                    Net Sales in such countries; and

              (iii) for that amount of annual Net Sales of Licensed Products by
                    Merck, its Affiliates or sublicensees greater than [*], an amount equal to [*] percent [*] of such Net Sales in such countries; or

          (b)  for sales other than those covered in Subsection 5.4.1(a) above:

               (i) for annual Net Sales of Licensed Products by Merck, its Affiliates or sublicensees less than or equal to [*], an amount equal to [*] percent [*] of such Net Sales in such countries;

               (ii) for that amount of annual Net Sales of Licensed Products by
                    Merck, its Affiliates or sublicensees greater than [*] and less than or equal to [*], an amount equal to [*] percent [*] of such Net Sales in such countries; and

              (iii) for that amount of annual Net Sales of Licensed Product by
                    Merck, its Affiliates or sublicensees greater than [*], an amount equal to [*] percent [*] of such Net Sales in such countries

               Royalties on each Licensed Product at the rate set forth above shall be effective as of the date of First Commercial Sale of Licensed Product in a country and shall continue until either (i) the expiration of the last applicable patent on such Licensed Product or Compound in such country in the case of sales under Subsection 5.4.1(a) above or (ii) until the tenth (10th) anniversary of the First Commercial Sale in such country in the case of sales of Licensed Product under Subsection 5.4.1(b) above, subject to the following conditions:

               (x) that only one royalty shall be due with respect to the same unit of Licensed Product;

               (y) that no royalties shall be due upon the sale or other transfer among Merck, its Affiliates or sublicensees, but in such cases the royalty shall be due and calculated upon Merck's or its Affiliate's or its sublicensee's Net Sales to the first independent third party; and

               (z) no royalties shall accrue on the disposition of Licensed Product in reasonable quantities by Merck, Affiliates or its sublicenses as samples (promotion or otherwise) or as donations (for example, to non-profit institutions or government agencies for a non-commercial purpose).


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          5.4.2 Managed Pharmaceutical Contract. Merck may sell Licensed
     Products to an independent third party (such as a retailer or wholesaler) and may subsequently perform services relating to Licensed Products and other products under a managed pharmaceutical benefits contract or other similar contract. In such cases, it is agreed by the parties that Net Sales shall be based on the invoice price to an independent retailer or wholesaler, as set forth in the definition of Net Sales in Article I hereof, notwithstanding that Merck may receive compensation arising from the performance of such services.

          5.4.3 Change in Sales Practices. The parties acknowledge that during the term of this Agreement, Merck's sales practices for the marketing and distribution of Licensed Products may change to the extent to which the calculation of the payment for royalties on Net Sales may become impractical or even impossible. In such event the parties agree to meet and discuss in good faith new ways of compensating Transcell to the extent currently contemplated under Section 5.4.1.

          5.4.4 Royalties for Bulk Compound. In those cases where Merck sells bulk Compound rather than a Licensed Product in packaged form to an independent third party, and is unable to determine Net Sales, the royalty obligations of this Article V shall be applicable to the bulk Compound sold.

          5.4.5 Compulsory Licenses. If a compulsory license is granted to a Third Party with respect to Licensed Product in any country in the Territory with a royalty rate lower than the royalty rate provided by
     Section 5.4.1., then the royalty rate to be paid by Merck on Net Sales in that country under Section 5.4.1 shall be reduced to the rate paid by the compulsory Third Party licensee.

          5.4.6 Third Party Licenses. If one or more patent licenses from a third party or parties are required by Merck, its Affiliates and sublicensees in order to develop, make, have made, use, sell or import Compound or Licensed Product in a particular country, 50% of any royalties actually paid under such third party patent licenses by Merck for sale of such Compound or Licensed Product in a country for such Calendar Quarter shall be creditable against the royalty payments to be paid to Transcell by Merck with respect to the sale of such Licensed Products in such country.

     5.5 Reports; Payment of Royalty. Following the First Commercial Sale of a Licensed Product and during the term of the Agreement, Merck shall furnish to Transcell a quarterly written report for the Calendar Quarter showing the sales of all Licensed Products subject to royalty payments sold by Merck, its Affiliates and its sublicensees in the Territory during the reporting period (and a reconciliation to Net Sales) and the royalties payable under this Agreement. Reports shall be due on the thirtieth (30th) day following the close of each Calendar Quarter. Royalties shown to have accrued by each royalty report shall be due and payable on the date such royalty report is due. Merck shall keep complete and accurate records in sufficient detail to enable the royalties payable hereunder to be determined.


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     5.6 Audits.

     (a) Upon the written request of Transcell and not more than once in each Calendar Year, Merck shall permit an independent certified public accounting firm of nationally recognized standing selected by Transcell and reasonably acceptable to Merck, to have access during normal business hours to such of the records of Merck as may be reasonably necessary to verify the accuracy of the royalty reports hereunder for any year ending not more than twenty-four (24) months prior to the date of such request. The accounting firm shall disclose to Transcell only whether the royalty reports are correct or incorrect and the specific details concerning any discrepancies.

     (b) If such accounting firm correctly concludes that additional royalties were owed during such period, Merck shall pay the additional royalties within thirty (30) days of the date Transcell delivers to Merck such accounting firm's written report so correctly concluding. The fees charged by such accounting firm shall be paid by Transcell; provided, however, that if an error in favor of Transcell in the payment of royalties of more than five percent (5%) of the royalties due hereunder for the period being reviewed is discovered, then the fees and expenses of the accounting firm shall be borne by Merck.

     (c) Merck shall include in each sublicense granted by it pursuant to this Agreement a provision requiring the sublicensee to make reports to Merck, to keep and maintain records of sales made pursuant to such sublicense and to grant access to such records by Transcell's independent accountant to the same extent required of Merck under this Agreement. Upon the expiration of twenty-four (24) months following the end of any year, the calculation of royalties payable with respect to such year shall be binding and conclusive upon Transcell, and Merck and its sublicensees shall be released from any liability or accountability with respect to royalties for such year.

     (d) Transcell shall treat all financial information subject to review under this Section 5.6 or under any sublicense agreement in accordance with the confidentiality provisions of this Agreement, and shall cause its accounting firm to enter into an acceptable confidentiality agreement with Merck obligating it to retain all such financial information in confidence pursuant to such confidentiality agreement.

     5.7 Payment Exchange Rate. All payments to Transcell under this Agreement shall be made in United States dollars by bank wire transfer in immediately available funds to such bank account in the United States designated in writing by Transcell from time to time. In the case of sales outside the United States, the rate of exchange to be used in computing the amount of currency equivalent in United States dollars due Transcell shall be made at the rate of exchange utilized by Merck in its worldwide accounting system, prevailing on the fourth to the last business day of the Calendar Quarter to which such payments relate. Such rate of exchange is that rate quoted by Reuters Ltd. for the spot purchase of U.S. dollars at 7:15 a.m. Eastern Standard Time on such day.


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     5.8 Income Tax Withholding. If laws, rules or regulations require withholding of income taxes or other taxes imposed upon payments set forth in this Article V, Merck shall make such withholding payments as required and subtract such withholding payments from the payments set forth in this Article
V. Merck shall submit appropriate proof of payment of the withholding taxes to Transcell within a reasonable period of time. Merck will use efforts consistent with its usual business practices to ensure that any withholding taxes imposed are reduced as far as possible under the provisions of the current or any future double taxation treaties or agreements between foreign countries, and the Parties shall cooperate with each other with respect thereto, with the appropriate Party under the circumstance providing the documentation required under such treaty or agreement to claim benefits thereunder.


                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

     6.1 Transcell Representations and Warranties. Transcell represents and warrants to Merck that as of the date of this Agreement:

          (a) to the best of Transcell's knowledge, without having conducted an investigation, the Transcell Patent Assets and Transcell Know-How are not invalid or unenforceable, in whole or in part;

          (b) it has the full right, power and authority to enter into this Agreement, to perform the Research Program and to grant the licenses granted under Article III hereof;

          (c) it has not previously assigned, transferred, conveyed or otherwise encumbered its right, title and interest in the Transcell Patent Assets or Transcell Know-How;

          (d) to the best of Transcell's knowledge, without having conducted an investigation, it is the sole and exclusive owner of or licensee under the Transcell Patent Assets and Transcell Know-How, all of which are free and clear of any liens, charges and encumbrances, subject to the Princeton Agreements, and, other than the rights of Princeton and the United States pursuant to the Princeton Agreements, no other person, corporate or other private entity, or governmental entity or subdivision thereof, has any valid claim of ownership with respect to the Transcell Patent Assets and Transcell Know-How, whatsoever;

          (e) to the best of Transcell's knowledge, without having conducted an investigation, the licensed Transcell Patent Assets and Transcell Know-How practiced as contemplated herein and the development,


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               manufacture, use and sale of Compound and Licensed Products do not infringe any patent rights owned or possessed by any third party;

          (f) there are no claims, judgments or settlements against or owed by Transcell or pending or, to the best of Transcell's knowledge, threatened claims or litigation relating to the Transcell Patent Assets and Transcell Know-How;

          (g) it has disclosed to Merck all relevant information known by it regarding the Transcell Patent Assets and Transcell Know-How reasonably related to the activities contemplated under this Agreement; and

          (h) the copy of the 1993 Princeton License Agreement and the amendment thereto attached hereto is true, complete and correct and there have been no further amendments to such agreement, and, to its knowledge, such agreement is in full force and effect as of the date hereof.

     6.2 Interneuron Representations and Warranties. Interneuron represents and warrants to Merck that as of the date of this Agreement:

          (a) it has the full right, power and authority to enter into this Agreement and subject to the 1997 Princeton Research Agreement, to grant the licenses granted under Article III hereof;

          (b) it has not previously assigned, transferred, conveyed or otherwise encumbered its right, title and interest in the Interneuron Patent Assets or Interneuron Know-How;

          (c) to the best of Interneuron's knowledge, without having conducted an investigation, it has the sole and exclusive right under the 1997 Research Agreement to obtain an exclusive license under the Interneuron Patent Assets and Interneuron Know-How, all of which are free and clear of any liens, charges and encumbrances, subject to the Princeton Agreements, and, other than the rights of Princeton and the United States pursuant to the Princeton Agreements, no other person, corporate or other private entity, or governmental entity or subdivision thereof, has any valid claim of ownership with respect to the Interneuron Patent Assets and Interneuron Know-How, whatsoever;

          (d) to the best of Interneuron's knowledge, without having conducted an investigation, the licensed Interneuron Patent Assets and Interneuron Know-How practiced as contemplated herein and the development, manufacture, use and sale of Compound and Licensed Products do not infringe any patent rights owned or possessed by any third party;


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          (e)  there are no claims, judgments or settlements against or owed by
               Interneuron or pending or, to the best of Interneuron's knowledge, threatened claims or litigation relating to the Interneuron Patent Assets and Interneuron Know-How;

          (f) it has disclosed to Merck all relevant information known by it regarding the Interneuron Patent Assets and Interneuron Know-How reasonably related to the activities contemplated under this Agreement; and

          (g) the copy of the 1997 Princeton Research Agreement attached hereto is true, complete and correct and there have been no amendments to such agreement, and, to its knowledge, such agreement is in full force and effect as of the date hereof.

     6.3 General Disclaimer. THE PATENT ASSETS, TRANSCELL KNOW-HOW AND INTERNEURON KNOW-HOW PROVIDED BY LICENSORS TO MERCK ARE PROVIDED "AS IS" AND LICENSORS MAKE NO REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, WRITTEN OR ORAL, INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATION OR WARRANTY WITH RESPECT TO THE VALUE, ADEQUACY, FREEDOM FROM FAULT, OR THE QUALITY, EFFICIENCY, SUITABILITY, CHARACTERISTICS, USEFULNESS, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF, THE PATENT ASSETS, TRANSCELL KNOW-HOW OR INTERNEURON KNOW-HOW, OR ANY DATA CONTAINED THEREIN.

     6.4 Merck Representations and Warranties. Merck represents and warrants to Transcell and Interneuron that as of the date of this Agreement it has the full right, power and authority to enter into this Agreement and to perform the Research Program.


                                   ARTICLE VII

                                 PATENT MATTERS


     7.1 Filing, Prosecution and Maintenance of Patents. Each of Transcell and Interneuron agrees to file, prosecute and maintain in the countries in the Territory listed on Schedule 7.1 hereto, or such other countries as the Parties may agree, upon appropriate consultation with Merck, the Transcell Patent Assets and the Interneuron Patent Assets, respectively, licensed to Merck under this Agreement; provided, however, (i) with respect to Transcell/Merck Joint Information and Inventions or Interneuron/Merck Joint Information and Inventions, Merck shall have the first right to file, prosecute and maintain the patent applications and (ii) if Transcell or Interneuron elects not to file a patent application on Transcell Information and Inventions or Interneuron Information and Inventions, Merck shall have the right to file, prosecute and maintain such patent application, and Transcell or


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Interneuron, as the case may be, shall cooperate fully in the filing and prosecution of such patents. In each case, the filing Party shall give the non-filing Parties an opportunity to review the text of the application before filing, shall consult with the non-filing Parties with respect thereto, and shall supply the non-filing Parties with a copy of the application as filed, together with notice of its filing date and serial number. Each Party shall keep the other Parties advised of the status of the actual and prospective patent filings and upon the request of another Party, provide advance copies of any papers related to the filing, prosecution and maintenance of such patent filings. Each Licensor shall promptly give notice to Merck of the grant, lapse, revocation, surrender, invalidation or abandonment of any Patent licensed or sub-licensed to Merck by such Licensor. The Party that is the filing Party under this Section shall be responsible for the payment of all costs and expenses related to such filing.

     7.2 Right of Other Parties to Prosecute and Maintain Patents. Any Party having the first right to file, prosecute and maintain the patent applications and patents referred to in Section 7.1 shall give notice to the other Parties of any desire to cease prosecution and/or maintenance of a patent constituting part of Patent Assets and, in such case, shall permit the other Parties, at the other Parties' sole discretion, to continue prosecution or maintenance at its own expense, subject to the Princeton Agreements and the Side Agreement.

     7.3 Interference, Opposition, Reexamination and Reissue.

     (a) A Licensor, within ten (10) days of learning of such an event, shall inform Merck of any request for, or filing or declaration of, any interference, opposition or reexamination relating to Patent Assets. Merck and such Licensor thereafter shall consult and cooperate fully to determine a course of action with respect to any such proceeding and shall agree upon the Parties' rights of review and approval of submissions relating to such proceeding based upon the Parties' relative interests in the relevant portion of Patent Assets.

     (b) A Licensor shall not institute any opposition, reexamination, or reissue proceeding relating to Patent Assets without the prior written consent of Merck, which consent shall not unreasonably be withheld or delayed.

     (c) In connection with any interference, opposition, reissue, or reexamination proceeding relating to Patent Assets, Merck and Licensors will cooperate fully and will provide each other with any information or assistance that either reasonably may request. Licensors shall keep Merck informed of developments in any such action or proceeding, including, to the extent permissible, the status of any settlement negotiations and the terms of any offer related thereto.

     (d) Licensors shall bear the expense of any interference, opposition, reexamination, or reissue proceeding relating to Patent Assets.


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     7.4 Enforcement and Defense.

     (a) Each Party shall promptly give the other Parties notice of either any infringement of Patent Assets, or any misappropriation or misuse of Transcell Know-How or Interneuron Know-How, that comes to such Party's attention. The Parties shall thereafter consult and cooperate fully to determine a course of action, including, without limitation, the commencement of legal action by any or all of the Parties. However, Licensors, upon notice to Merck, shall have the first right to initiate and prosecute such legal action at their own expense and in the name of Transcell and/or Interneuron, as applicable, and Merck, or to control the defense of any declaratory judgment action relating to Transcell and Interneuron Intellectual Property. Licensors shall promptly inform Merck if both Licensors elect not to exercise such first right, and Merck thereafter shall have the right either to initiate and prosecute such action or to control the defense of such declaratory judgment action in the name of Merck and, if necessary, Transcell or Interneuron.

     (b) If Licensors elect not to initiate and prosecute an infringement action as provided in Subsection 7.4(a), and Merck elects to do so, the cost of any agreed-upon course of action, including the costs of any legal action commenced or the defense of any declaratory judgment, shall be borne solely by Merck.

     (c) For any such legal action, in the event that any Party is unable to initiate or prosecute such action solely in its own name, the other Parties will join such action voluntarily and will execute and cause its Affiliates under its control to execute all documents necessary for the Party to prosecute and maintain such action. In connection with any such action, the Parties will cooperate fully and will provide each other with any information or assistance that either reasonably may request. Each Party shall keep the other informed of developments in any such action or proceeding, including, to the extent permissible by law, the status of any settlement negotiations and the terms of any offer related thereto.

     (d) Any recovery obtained by Merck or either Licensor shall be shared as follows:

          (i) the Party that initiated and prosecuted the action shall recoup all of its costs and expenses incurred in connection with the action, whether by settlement or otherwise;

          (ii) the other Party then shall, to the extent possible, recover its costs and expenses incurred in connection with the action;

         (iii) if Licensors initiated and prosecuted the action, the amount of any recovery remaining then shall be retained by Licensors; and

          (iv) if Merck initiated and prosecuted the action, the amount of any recovery remaining shall be retained by Merck except that Licensors shall receive a portion equivalent to the royalties they would have received on such amount.


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     (e) Each Licensor shall inform Merck of any certification regarding any
Patent Assets it has received pursuant to either 21 U.S.C. ss.ss. 355(b)(2)(A)(iv) or (j)(2)(A)(vii)(IV) or under Canada's Patented Medicines (Notice of Compliance) Regulations Article 5 and shall provide Merck with a copy of such certification within five (5) days of receipt. Licensors' and Merck's rights with respect to the initiation and prosecution of any legal action as a result of such certification or any recovery obtained as a result of such legal action shall be allocated as defined in Subsections 7.4(a) through (d); provided, however, that Licensors shall exercise the first right to initiate and prosecute any action and shall inform Merck of such decision within fifteen days of receipt of the certification, after which time, if Licensors have not advised Merck of their intention to initiate and prosecute such action, Merck shall have the right to initiate and prosecute such action.

     7.5 Patent Term Restoration. The Parties shall cooperate in obtaining patent term restoration or supplemental protection certificates or their equivalents in any country in the Territory where applicable. If elections with respect to obtaining such patent term restoration are to be made, Merck shall have the right to make the election and Licensors shall abide by such election.


                                  ARTICLE VIII

                              TERM AND TERMINATION


     8.1 Term and Expiration. This Agreement shall be effective as of the Effective Date and unless terminated earlier pursuant to Sections 8.2 or 8.3 below, the term of this Agreement shall continue in effect until expiration of all royalty obligations hereunder. Upon expiration of this Agreement due to expiration of all royalty obligations hereunder, Merck's licenses pursuant to
Section 3.1 shall become fully paid-up, perpetual licenses.

     8.2 Termination by Notice. Notwithstanding anything contained herein to the contrary, Merck shall have the right to terminate this Agreement at any time by giving ninety (90) days advance written notice to Transcell and Interneuron. In the event of such termination, (i) the rights and obligations hereunder, including any payment obligations not due and owing as of the termination date shall terminate and (ii) Merck shall have no further rights with respect to Transcell Intellectual Property and Interneuron Intellectual Property.

     8.3 Termination.

          8.3.1 Termination for Cause. Any Party may terminate this Agreement by notice to the other Parties at any time during the term of this Agreement:

          (a) if another Party is in breach of its material obligations hereunder by causes and reasons within its control and has not cured such breach within ninety (90) days after notice requesting cure of the breach; or


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          (b)  upon the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, or upon an assignment of a substantial portion of the assets for the benefit of creditors by another Party; provided, however, in the case of any involuntary bankruptcy proceeding such right to terminate shall only become effective if the Party consents to the involuntary bankruptcy or such proceeding is not dismissed within ninety (90) days after the filing thereof.

          8.3.2 Effect of Termination for Cause on License.

          (a) In the event that either Transcell or Interneuron breaches its material obligations hereunder and Merck notifies Transcell and Interneuron of the termination of this Agreement under Section 8.3.1(a) or initiates arbitration against Transcell or Interneuron for breach of this Agreement pursuant to Section 9.6, or both, any milestone or royalty payments that Merck may be required to pay pursuant to this Agreement and that are not subject to Section 8.4 shall be paid by Merck instead into an escrow account pending the resolution of the arbitration or other agreement of the Parties. If the arbitrators determine that Merck had the right to terminate this Agreement under Section 8.3.1(a) due to a breach of material obligations by Transcell or Interneuron which was not cured as set forth therein, Merck's licenses pursuant to this Agreement shall become perpetual licenses, and the royalty to be paid by Merck, if any, shall be determined by the arbitrators. In addition, Licensors shall, within one month from such determination, return or cause to be returned to Merck all Licensed Products, Compounds, Know-How or other substances or composition, delivered or provided by Merck, as well as any other materials and/or documents provided by Merck in any medium.

          (b) In the event that Merck breaches its material obligations hereunder and Licensors notify Merck of the termination of this Agreement under Section 8.3.1(a) or initiate arbitration against Merck for breach of this Agreement pursuant to Section 9.6, or both, Merck shall continue to pay to Transcell any milestone or royalty payments that Merck may be required to pay pursuant to this Agreement pending the resolution of the arbitration or other agreement of the Parties. If the arbitrators determine that Licensors had the right to terminate this Agreement under Section 8.3.1(a) due to a breach of material obligations by Merck which was not cured as set forth therein, Licensors shall be entitled to


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               any payments then due or owing under this Agreement and Merck shall have no further rights with respect to Transcell Intellectual Property or Interneuron Intellectual Property. Merck shall, within one month from such determination, return or cause to be returned to Licensors all Licensed Products, Compounds, Know-How or other substances or composition, delivered or provided by Licensors, as well as any other materials and/or documents provided by Licensors in any medium.

          (c) In the event Merck terminates this Agreement under Section 8.3.1(b) or this Agreement is otherwise terminated under 8.3.1(b), all rights and licenses granted pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the Bankruptcy Code, licenses of rights to "intellectual property" as defined under Section 101(35A) of the Bankruptcy Code. The Parties agree that Merck, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against Transcell or Interneuron under the Bankruptcy Code, Merck shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property upon written request therefore by Merck. Such intellectual property and all embodiments thereof shall be promptly delivered to Merck (i) upon any such commencement of a bankruptcy proceeding upon written request therefore by Merck, unless Transcell and Interneuron elect to continue to perform all of their respective obligations under this Agreement or (ii) if not delivered under (i) above, upon the rejection of this Agreement by or on behalf of Transcell or Interneuron, as the case may be, upon written request therefor by Merck.

     8.4 Effect of Expiration or Termination. Expiration or termination of this Agreement shall not relieve the parties of any obligation accruing prior to such expiration or termination, and Merck shall be obligated to pay and shall pay to Transcell, within thirty (30) calendar days of such expiration or termination, all payments and royalties due or accrued pursuant to the terms of Article V herein. The provisions of Article IV shall survive the expiration or termination of this Agreement and shall continue in effect for seven (7) years from the date of expiration or termination. Any expiration or early termination of this Agreement shall be without prejudice to the rights of any Party against the others accrued or accruing under this Agreement prior to termination, including the obligation to pay royalties for Licensed Product(s) or Compound sold prior to such termination. Upon the expiration or


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termination of this Agreement other than pursuant to Section 8.3, Merck shall, within one month from the date of termination, return or cause to be returned to Licensors all Licensed Products, Compounds, Know-How or other substances or composition, delivered or provided by Licensors, as well as any other materials and/or documents provided by Licensors in any medium and Licensors shall, within one month from the date of termination, return or cause to be returned to Merck all Licensed Products, Compounds, Know-How or other substances or composition, delivered or provided by Merck, as well as any other materials and/or documents provided by Merck in any medium.. In addition, if this Agreement is terminated by Merck pursuant to Section 8.2 for reasons other then concerns regarding the safety of a Safety Assessment Candidate, Merck may, in its sole discretion, offer to Licensors the right to acquire the information and data developed by Merck for the IND or NDA with respect to such Safety Assessment Candidate upon mutually agreeable terms and for reasonable compensation to be negotiated in good faith.


                                   ARTICLE IX

                                  MISCELLANEOUS


     9.1 Force Majeure. No Party shall be held liable or responsible to the other Parties nor be deemed to have defaulted under or breached the Agreement for failure or delay in fulfilling or performing any term of the Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party including, but not limited to, fire, flood, embargo, war, acts of war (whether war be declared or not), insurrection, riot, civil commotion, strike, lockout or other labor disturbance, act of God or act, omission or delay in acting by any governmental authority or one of the other Parties. The affected Party shall notify the other Parties of such force majeure circumstances as soon as reasonably practical.

     9.2 Assignment. The Agreement may not be assigned or otherwise transferred, nor, except as expressly provided hereunder, may any right or obligations hereunder be assigned or transferred, by a Party without the consent of the other Parties; provided, however, that any Party may, without such consent, assign the Agreement and its rights and obligations hereunder to an Affiliate or in connection with the transfer or sale of all or substantially all of its assets related to a Licensed Product or its business, or in the event of its merger or consolidation or change in control or similar transaction. Any permitted assignee shall assume all obligations of its assignor under this Agreement.

     9.3 Severability. In the event that any of the provisions contained in this Agreement are held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affect the substantive rights of the parties. The Parties shall replace the invalid, illegal or unenforceable provision(s)


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with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of this Agreement.

     9.4 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally, sent by telecopier (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

         if to Transcell, to:            Transcell Technologies Inc.
                                         8 Cedarbrook Drive
                                         Cranbury Junction, NJ 08512
                                         Attention: Chief Operating Officer
                                         Telecopier No.: 609-655-6930

         if to Interneuron to:           Interneuron Pharmaceuticals, Inc.
                                         One Ledgemont Center
                                         99 Hayden Avenue, Suite 340
                                         Lexington, MA  02173
                                         Attention:  President
                                         Telecopier No.:  617-674-2448

         in either case with copies to:  Bachner, Tally, Polevoy & Misher LLP
                                         380 Madison Avenue
                                         18th Floor
                                         New York, NY  10017
                                         Attention:  Jill M. Cohen
                                         Telecopier No.: 212-682-5729

                                         Lowe Price LeBlanc & Becker
                                         99 Canal Center Plaza
                                         Suite 300
                                         Alexandria, VA  22314
                                         Attention:  Gilberto M. Villacorta
                                         Telecopier No.:  703-684-1124

         if to Merck, to:                Merck & Co., Inc.
                                         One Merck Drive
                                         P.O. Box 100
                                         Whitehouse Station, NJ 08889-0100
                                         Attention:  Office of Secretary
                                         Telecopier No.: 908-735-1246


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         with a copy to:                 Attention: Office of Assistant General
                                                    Counsel
                                         Telecopier No.: 908-735-1226

or to such other address as the Party to whom notice is to be given may have furnished to the other Parties in writing in accordance herewith. Any such communication shall be deemed to have been given when delivered if personally delivered or sent by telecopier on a business day, on the business day after dispatch if sent by nationally-recognized overnight courier and on the third business day following the date of mailing if sent by mail.

     9.5 Applicable Law. The Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey and the United States without reference to any rules of conflict of laws or renvoi.

     9.6 Dispute Resolution. The Parties agree to attempt initially to solve all claims, disputes, or controversies arising under, out of, or in connection with this Agreement by conducting good faith negotiations. If the Parties are unable to settle the matter between themselves, the matter shall thereafter be resolved by alternative dispute resolution, starting with mediation and including, if necessary, a final and binding arbitration. Whenever a Party shall decide to institute arbitration proceedings, it shall give written notice to that effect to the other Party. The Party giving such notice shall refrain from instituting the arbitration proceedings for a period of sixty (60) days following such notice. During such period, the Parties shall make good faith efforts to amicably resolve the dispute without arbitration. Any arbitration hereunder shall be conducted under the rules of the American Arbitration Association. Each such arbitration shall be conducted by a panel of three arbitrators: one arbitrator shall be appointed by each of Merck and Transcell and the third shall be appointed by the American Arbitration Association. Any such arbitration shall be held in New York, New York. The arbitrators shall have the authority to grant specific performance. Judgment upon the award so rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of any award and an order of enforcement, as the case may be. In no event shall a demand for arbitration be made after the date when institution of a legal or equitable proceeding based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations.

     9.7 Entire Agreement. This Agreement and the Side Agreement contain the entire understanding of the Parties with respect to the subject matter hereof. All express or implied agreements and understandings, either oral or written, heretofore made are expressly merged in and made a part of this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by all Parties hereto.

     9.8 Headings. The captions to the several Articles and Sections hereof are not a part of the Agreement, but are merely guides or labels to assist in locating and reading the several Articles and Sections hereof.


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     9.9 Independent Contractors. It is expressly agreed that the Parties shall be independent contractors and that the relationship between the Parties shall not constitute a partnership, joint venture or agency. No Party shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Parties, without the prior consent of such other Parties.

     9.10 Waiver. The waiver by a Party hereto of any right hereunder or the failure to perform or of a breach by another Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.

     9.11 Counterparts. The Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

MERCK & CO., INC.                           TRANSCELL TECHNOLOGIES, INC.


BY:    /s/ Edward M. Scolnick               BY:    /s/ Vincent L. Fabiano
       -----------------------------               -----------------------------
Name:  Edward M. Scolnick                   Name:  Vincent L. Fabiano
Title: President,                           Title: Executive Vice President
         Merck Research Laboratories                 and Chief Operating Officer


                                            INTERNEURON PHARMACEUTICALS, INC.


                                            BY:    /s/ Glenn L. Cooper
                                                   -----------------------------
                                            Name:  Glenn L. Cooper, M.D.
                                            Title: President and CEO

The information below marked by * and [ ] has been omitted pursuant to a request for confidential treatment.
       The omitted portion has been separately filed with the Commission.
--------------------------------------------------------------------------------


                                                   Schedule 1.19
                                             Interneuron Patent Assets

---------------------------------- ----------------- ----------------- ---------------- ----------------- ---------------
Title of Application               Docket No.        Serial No.        Filing Date      Status            Patent No.
---------------------------------- ----------------- ----------------- ---------------- ----------------- ---------------
New Application Regarding [*]      Unassigned        Unassigned        Not Yet Filed    In Preparation    N/A
Libraries
---------------------------------- ----------------- ----------------- ---------------- ----------------- ---------------

                                  SCHEDULE 1.25

                         LIST OF MAJOR MARKET COUNTRIES


                                  United States
                                 United Kingdom
                                     Germany
                                     France
                                      Italy
                                      Spain
                                      Japan

                                 ATTACHMENT 1.39

                                LICENSE AGREEMENT


     This License Agreement (hereinafter referred to as the "License Agreement"), effective as of October 14, 1993, is by and between The Trustees of PRINCETON UNIVERSITY, a nonprofit, private educational institution existing in the State of New Jersey (hereinafter referred to as "PRINCETON"), and TRANSCELL TECHNOLOGIES, INC., a corporation duly organized and existing under the laws of the State of Delaware and having a principal place of business at 2000 Cornwall Road, Monmouth Junction, New Jersey 08852 (hereinafter referred to as the "LICENSEE").

     WHEREAS, PRINCETON and INTERNEURON PHARMACEUTICALS, INC. ("INTERNEURON") entered into a Research Agreement effective July 1, 1991 (hereafter referred to as the "Research Agreement" and attached, hereto, along with any addenda, as Appendix I), granting INTERNEURON a first option to acquire a worldwide license, with the right to sublicense, under any inventions and confidential information, including any patent rights which may be obtained thereon, arising out of a Research Program supervised by Daniel Kahne, Ph.D., as a Principal Investigator in the Department of Chemistry at PRINCETON.

     WHEREAS, INTERNEURON, on March 22, 1993, exercised the option to license the Kahne patent application filed February 23, 1993, which is based on inventions and confidential information arising out of the Research Program;

     WHEREAS, said Research Agreement and all the rights thereunder, including the option to license the Kahne patent application, were assigned by INTERNEURON to LICENSEE on April 22, 1993 and LICENSEE now desires to obtain a license, under the patent rights, upon the terms and conditions hereinafter set forth; and

     WHEREAS, LICENSEE has represented to PRINCETON, to induce PRINCETON to enter into this License Agreement, that it shall commit itself to a thorough, vigorous and diligent program of exploiting said inventions and confidential information, including any patent rights which may be obtained thereon, so that public utilization shall result therefrom.

     NOW, THEREFORE, it is agreed as follows:

                                    ARTICLE 1

                                   DEFINITIONS

     For the purposes of this License Agreement, the following words and phrases shall have the following meanings:

     1.1 "LICENSEE" shall mean TRANSCELL TECHNOLOGIES, INC., and any related company or subsidiary of LICENSEE, the voting stock of which is at least fifty percent (50%), directly or indirectly, owned or controlled by LICENSEE.

     1.2 "Patent Rights" shall mean:

          1.2.1 United States Patent Application Serial Number 08/021,391, as set forth in Appendix II (hereinafter referred to as the "Patent Rights Patent Application");

          1.2.2 Any other United States and/or foreign patent applications and/or patents, arising out of the Research Program as set forth in the Research Agreement, which may, by subsequent agreement between the parties, be added to Appendix II (hereinafter referred to as "Patent Rights Patent Applications");

          1.2.3 Any later-filed United States and/or foreign patent applications based on the patent applications and/or patents listed in Appendix II (including patent applications on any compounds or products made by using the process set forth in the patent application listed in Appendix II), or corresponding thereto, including any continuations, continuations-in-part, divisionals, reissues, reexaminations, or extensions thereof, arising out of the Research Program as set forth in the Research Agreement (hereinafter referred to as the "Patent Rights Patent Application"); and

          1.2.4 Any United States and/or foreign patents issuing from any of the foregoing (hereinafter referred to as the "Patent Rights Patents").

     1.3 "Licensed Product(s)" shall mean any product which:

          (a) is covered in whole or in part by (i) a pending claim contained in a Patent Rights Patent Application in the country in which the Licensed Product(s) is made, used or sold, or (ii) a valid and unexpired claim contained in a Patent Rights Patent in the country in which the Licensed Product(s) is made, used or sold;

          (b) is manufactured by using a process which is covered in whole or in part by (i) a pending claim contained in a Patent Rights Patent Application in the country in which the Licensed Process(es) is used or (ii) a valid and unexpired claim contained in a Patent Rights Patent in the country in which the Licensed Process(es) is used;

          (c) is used according to a method which is covered in whole or in part by (i) a pending claim contained in a Patent Rights Patent Application in the country in which the Licensed Process(es) is used or (ii) a valid and unexpired claim contained in a Patent Rights Patent in the country in which the Licensed Process(es) is used.

     1.4 "Licensed Process(es)" shall mean any process which is covered, in whole or in part, by (i) a pending claim contained in a Patent Rights Patent Application or (ii) a valid and unexpired claim contained in a Patent Rights Patent.

     1.5 "Net Revenues" shall mean the sum of (a) and (b) below:

          (a) All amounts actually received by LICENSEE on account of billings by LICENSEE for Licensed Product(s) sold by LICENSEE, less the sum of the following:

               (i) Discounts and free goods allowed in amounts customary in the trade;

               (ii) Sales, tariff duties and/or use taxes directly imposed and with reference to particular sales;

               (iii) Outbound transportation prepaid or allowed;

               (iv)  Amounts allowed or credited on returns;

               (v) Actual losses incurred due to changes in foreign currency exchange rates.

     No deductions shall be made for commissions paid to individuals whether they be with independent sales agencies or regularly employed by LICENSEE and on its payroll, or for cost of collections.

     (b) Royalties actually received by LICENSEE from its sublicensees on account of their sales of Licensed Products which, at the time the sublicense was entered into, had either (i) been developed by LICENSEE to the stage where they were substantially ready for sale and marketing or (ii) were pharmaceutical products which had entered Phase II clinical testing or (iii) were products on which LICENSEE had expended $1,000,000 or more in direct development costs.

     Net Revenues shall not include amounts received by LICENSEE as payment for product development services or other services rendered by LICENSEE.

     1.6 "Net Ancillary Product Royalties" shall mean royalties actually received by LICENSEE from its sublicensees on account of their sales of Licensed Products other than the Licensed Products referred to in Paragraph 1.5.


                                    ARTICLE 2

                                      GRANT

     2.1 PRINCETON hereby grants to LICENSEE an exclusive (even as to PRINCETON) worldwide license under the Patent Rights and to make, have made, use, lease, and/or sell any Licensed Products and to practice the Licensed Processes, to the full end of the term for which the Patent Rights are granted, unless sooner terminated as hereinafter provided, said license to include the right to sublicense.

     2.2 LICENSEE agrees that any sublicenses granted by it shall provide for privity of contract between PRINCETON and sublicensee such that the obligations of this License Agreement shall be binding upon the sublicensee as if it were in the place of LICENSEE, except that each sublicensee shall pay its royalties to LICENSEE. LICENSEE further agrees that a copy of this License Agreement shall be attached to, and made a part of, any sublicense agreement, which shall be forwarded to PRINCETON upon execution.

     2.3 LICENSEE agrees to forward to PRINCETON annually a copy of such reports received from any sublicensee as may be pertinent to an accounting of royalties.

     2.4 LICENSEE agrees that Licensed Products leased or sold in the United States shall be manufactured substantially in the United States.


                                    ARTICLE 3

                                  DUE DILIGENCE

     3.1 LICENSEE shall use its best efforts to commercialize the Licensed Products and/or Licensed Processes through a thorough, vigorous and diligent program for exploitation of the Patent Rights.

     3.2 In addition to the obligations of Paragraph 3.1, LICENSEE shall adhere to the following milestones:

          3.2.1 Within six (6) months from demonstrating the utility of the technology described in the Patent Rights by successfully synthesizing two complicated oligosaccharides on the solid phase such as a derivative of the GMI ganglioside and one other biologically important oligosaccharide, LICENSEE shall develop and submit to PRINCETON a business plan setting forth the amount of money, number and kind of personnel, and time, budgeted and planned for each phase of the development of Licensed Products and/or Licensed Processes.

          3.2.2 Within three (3) months of the submission of the business plan, LICENSEE shall meet with PRINCETON to discuss further milestones, and LICENSEE shall establish further reasonable milestones as soon as practicable thereafter.

          3.2.3 Commencing by January 31 following the second anniversary of the Effective Date of this License Agreement and by January 31 of each succeeding year during which this License agreement has not been terminated, LICENSEE shall provide to PRINCETON a written report outlining the development plan for the technology for the following year and a brief written summary of the developmental activities of the previous year. Such report and summary shall include a review of the milestones established pursuant to Paragraph 3.2.2 and may include proposed changes thereto based on the development activities and other relevant information. LICENSEE shall meet with PRINCETON to discuss the report and summary, and LICENSEE shall revise the milestones, or establish new ones, as may be appropriate following such discussions.

     3.3 LICENSEE's failure to perform in accordance with Paragraph 3.1 shall constitute a material breach or default for purposes of the termination provisions of Paragraph 7.3.

     3.4 If LICENSEE fails to meet the milestone set forth in Paragraph 3.2.1 or any milestones established pursuant to Paragraph 3.2.2 or 3.2.3, PRINCETON and LICENSEE shall engage in god faith negotiations to establish substitute milestones, on the basis of the development work that has been completed to date, the prospectus and expected time and cost for further development, marketing potential for resulting products, and other relevant factors. Any material failure by LICENSEE to meet milestones to which it has agreed, except where such failure was not within LICENSEE's reasonable control, and any failure by LICENSEE to engage in good faith negotiations relating to milestones, as provided herein, shall constitute a material breach or default for purposes of the termination provisions of Paragraph 7.3.

                                    ARTICLE 4

                                    ROYALTIES

     4.1 For the rights, privileges and license granted hereunder, LICENSEE shall pay to PRINCETON, as set forth below, to the end of the term of the Patent Rights or until this License Agreement shall be terminated as hereinafter provided:

          4.1.1 A license issue fee of fifteen thousand dollars ($15,000), which license issue fee shall be deemed earned and due immediately upon the execution of this License Agreement.

          4.1.2 A royalty in an amount equal to (a) four percent (4.0%) of Net Revenues up to Five Million Dollars ($5,000,000) in any calendar year; and
     (b) a royalty in an amount equal to three percent (3.0%) of Net Revenues over Five Million Dollars, but less than Ten Million Dollars ($10,000,000), in any calendar year; and (c) a royalty in an amount equal to two percent (2.0%) of Net Revenues over Ten Million Dollars ($10,000,000) in any calendar year;

          4.1.3 A royalty in an amount equal to (a) fifty percent (50%) of Net Ancillary Product Royalties where the royalty rate to LICENSEE is ten percent (10%) or more of the sublicensees' sales or revenues; (b) a royalty in an amount equal to forty percent (40%) of Net Ancillary Product Royalties where the royalty rate to LICENSEE is five percent (5%) or more but less than ten percent (10%) of the sublicensees' sales or revenues; and
     (c) a royalty in an amount equal to thirty percent (30%) of Net Ancillary Product royalties where the royalty rate to LICENSEE is less than five percent (5%) of the sublicensees' sales or revenues.

          4.1.4 Up to fifty percent (50%) of any royalties paid by LICENSEE to a third party, in any calendar year, as a condition of utilizing the Licensed Patents or the Licensed Processes, may be deducted from the amounts due under Paragraphs 4.1.2 and 4.1.3.

          4.1.5 In the event that LICENSEE's royalty payment to PRINCETON hereunder for licensed operation during the calendar year 1999, and each year thereafter in which this License Agreement is in effect and there are any Licensed Products or Licensed Processes, falls below One Hundred Thousand Dollars ($100,000), LICENSEE shall, with it last report for said years, pay to PRINCETON, in addition to the royalty payments provided in the foregoing paragraphs, an amount sufficient to attain such annual $100,000 amount.

     4.2 In addition to the foregoing royalties, LICENSEE shall pay to PRINCETON License Maintenance Fees of Twenty-Five Thousand Dollars ($25,000) for each of 1995 and 1996 and Fifty Thousand Dollars ($50,000) for each of 1997 and 1998. Such payments will be made with the first quarterly report for each of such years pursuant to Paragraph 5.2.

     4.3 No multiple royalties shall be payable because the use, lease or sale of any of the Licensed Products or the practice of the Licensed Processes is, or shall be, covered by more than one claim contained in the Patent Rights. No royalties shall be payable under this License Agreement with respect to any Net Revenues or Net Ancillary Product Royalties if a royalty is also payable thereon to PRINCETON under the License Agreement between PRINCETON and INTERNEURON effective as of January 1, 1992.

     4.4 Royalty payments shall be paid in United States dollars at Princeton, New Jersey or at such other place as PRINCETON may reasonably designate consistent with the laws and regulations controlling in any foreign country. Any withholding taxes which LICENSEE shall be required by law to withhold on remittance of the royalty payments shall be deducted from royalties paid to PRINCETON. LICENSEE shall furnish PRINCETON with copies of official receipts for such taxes. If any currency conversion shall be required in connection with the payment of royalties hereunder, such conversion shall be made by using the exchange rate at the date of remittance of said payment to LICENSEE.


                                    ARTICLE 5

                               REPORTS AND RECORDS


     5.1 LICENSEE shall keep full, true and accurate books of account containing all particulars that may be necessary for the purpose of showing the amount payable to PRINCETON by way of royalty as aforesaid. Said books of account shall be kept at LICENSEE's principal place of business and shall be maintained in accordance with generally accepted accounting principles (GAAP). Said books and the supporting data shall be open, upon reasonable notice to LICENSEE and no more than twice per calendar year, for five (5) years following the end of the calendar year to which they pertain, for inspection by the PRINCETON Internal Audit Division and/or by an independent certified public accountant employed by PRINCETON, to which LICENSEE has no reasonable objection, for the purpose of verifying LICENSEE's royalty statement or compliance in other respects with this License Agreement.

     5.2 LICENSEE, within sixty (60) days after the end of each quarter of each calendar year, shall deliver to PRINCETON true and accurate reports, giving such particulars of the business conducted by LICENSEE during the preceding quarter under this License Agreement as shall be pertinent to a royalty accounting hereunder. These shall include at least the following:

          (a) All Licensed Products leased or sold, by or for LICENSEE or its sublicensees;

          (b) Total amounts received for Licensed Products leased or sold by LICENSEE;

          (c) Deductions applicable as provided in the definition of Net
     Revenues;

          (d) Total royalties due to PRINCETON based on Net Revenues of LICENSEE;

          (e) Names and addresses of all sublicensees of Patent Rights of LICENSEE, and the applicable royalty rates for each sublicense;

          (f) Net Ancillary Product Royalties received by LICENSEE from sublicensees where the royalty rate to LICENSEE is (i) 10% or more; (ii) 5% or more but less than 10%; (ii) 5% or more but less than 10%; and (iii) less than 5%;

          (g) Total royalties due to PRINCETON based on Net Ancillary Product Royalties of LICENSEE;

          (h) On an annual basis, LICENSEE's annual report.

     5.3 With each such report submitted, LICENSEE shall pay to PRINCETON the royalties due and payable under this License Agreement provided that no payment to PRINCETON shall be payable in the event that the remittance of royalties from foreign countries to the accounts of LICENSEE in the United States shall be blocked by exchange controls in foreign countries, which exchange controls are beyond the control of LICENSEE. If no royalties shall be due, LICENSEE shall so report.


                                    ARTICLE 6

                               PATENT PROSECUTION

     In accordance with Paragraph 11.4 of the Research Agreement, the LICENSEE, at its own expense and utilizing the Patent Attorneys of its choice, shall have the sole right and responsibility for the filing, prosecution, and maintenance of any patent applications and patents contained in the Patent Rights; provided, however, that PRINCETON shall have the right to approve LICENSEE's choice of Patent Attorneys, said approval not to be unreasonably withheld. LICENSEE, or its patent counsel, shall provide PRINCETON with copies of all correspondence and documents filed with, or received from, the United States Patent and Trademark Office or any foreign patent office or patent agent. In addition, LICENSEE agrees that any and all official or "ribbon" copies of issued patents shall be forwarded to, and retained by, PRINCETON.

                                    ARTICLE 7

                                   TERMINATION

     7.1 If LICENSEE shall become bankrupt or insolvent, or shall file a petition in bankruptcy, or if the business of LICENSEE shall be placed in the hands of a receiver, assignee or trustee for the benefit of creditors, whether by the voluntary act of LICENSEE or otherwise, this License Agreement shall automatically terminate.

     7.2 Should LICENSEE fail in its payment to PRINCETON of royalties due in accordance with the terms of this License Agreement, PRINCETON shall have the right to serve notice upon LICENSEE, by certified mail to the address designated in Article 14 hereof, of its intention to terminate this License Agreement within thirty (30) days after receipt of said notice of termination unless LICENSEE shall pay to PRINCETON, within the thirty (30) day period, all such royalties due and payable. Upon the expiration of the thirty (30) day period, if LICENSEE shall not have paid all such royalties due and payable, the right, privileges and license granted hereunder shall thereupon immediately terminate.

     7.3 Upon any material breach or default of this License Agreement by LICENSEE, other than those occurrences set out in Paragraphs 7.1 and 7.2 hereinabove, which shall always take precedence in that order over any material breach or default referred to in this Paragraph 7.3, PRINCETON shall have the right to terminate this License Agreement and the rights, privileges and license granted hereunder by ninety (90) days' notice to LICENSEE by certified mail to the address designated in Article 14 hereof. Such termination shall become effective unless LICENSEE shall have cured any such breach or default prior to the expiration of the ninety (90) day period from receipt of the notice of termination.

     7.4 LICENSEE shall have the right to terminate this License Agreement at any time on six (6) months' notice by certified mail to PRINCETON, in whole or with respect to designated countries or designated Patent Rights, Licensed Products or Licensed Processes.

     7.5 Upon termination of this License Agreement for any reason, nothing herein shall be construed to release either party from any obligation that matured prior to the effective date of such termination. LICENSEE and/or any sublicensee thereof may, however, after the effective date of such termination, sell all Licensed Products, and complete Licensed Products in the process of manufacture at the time of such termination, and sell the same, provided that LICENSEE shall pay to PRINCETON the royalties thereon as required by Article 4 of this License Agreement and shall submit the reports required by Article 5 hereof on the sales of Licensed Products.


                                    ARTICLE 8

                                   ARBITRATION

     8.1 Except as to issues relating to the validity, enforceability, or infringement of any patent contained in the Patent Rights licensed hereunder, any and all claims, disputes or controversies arising under, out of, or in connection with this License Agreement, which have not been resolved by good faith negotiations between the parties, shall be resolved by final and binding arbitration in Princeton, New Jersey under the rules of the American Arbitration Association then in effect. The arbitrators shall have no power to add to, subtract from, or modify any of the terms or conditions of this License Agreement. Any award rendered in such arbitration may be enforced by either party in either the state or federal courts of New Jersey, to whose jurisdiction for such purposes, PRINCETON and LICENSEE each hereby irrevocably consents and submits.

     8.2 Any claim, dispute, or controversy concerning the validity, enforceability, or infringement of any patent contained in the Patent Rights licensed hereunder shall be resolved in any court having jurisdiction thereof.

     8.3 In the event that, in any arbitration proceeding, any issue shall arise concerning the validity, enforceability, or infringement of any patent contained in the Patent Rights licensed hereunder, the arbitrators shall, to the extent possible, resolve all issues other than validity, enforceability, and infringement; in any event, the arbitrators shall not delay the arbitration proceeding for the purpose of obtaining or permitting either party to obtain judicial resolution of such issues, unless an order staying the arbitration proceeding shall be entered by a court of competent jurisdiction. Neither party shall raise any issue concerning the validity, enforceability, or infringement of any patent contained in the Patent Rights licensed hereunder, in any proceeding to enforce any arbitration award hereunder, or in any proceeding otherwise arising out of any such arbitration award.

                                    ARTICLE 9

                         INFRINGEMENT AND OTHER ACTIONS

     9.1 LICENSEE and PRINCETON shall promptly provide written notice, to the other party, of any alleged infringement by a third party of the Patent Rights and provide such other party with any available evidence of such infringement.

     9.2 During the term of this Agreement, LICENSEE shall have the right, but not the obligation, to prosecute and/or defend, at its own expense and utilizing counsel of its choice, any infringement of, and/or challenge to, the Patent Rights. In furtherance of such right, PRINCETON hereby agrees that LICENSEE may join PRINCETON as a party in any such suit, without expense to PRINCETON. No settlement, consent judgment or other voluntary final disposition of any such suit may be entered into without the consent of PRINCETON, which consent shall not unreasonably be withheld. LICENSEE shall indemnify PRINCETON against any order for costs that may be made against PRINCETON in any such suit.

     9.3 In the event that LICENSEE shall undertake the enforcement and/or defense of the Patent Rights, as provided in Paragraph 9.2, LICENSEE may withhold up to fifty percent (50%) of the royalties otherwise thereafter due PRINCETON and apply the same toward reimbursement of its expenses, including attorneys' fees, in connection therewith. Any recovery of damages by LICENSEE, in any such suit, shall be applied first in satisfaction of any unreimbursed expenses and legal fees of LICENSEE relating to the suit, and next toward reimbursement of PRINCETON for any royalties past due or withheld and applied pursuant to this paragraph. The balance remaining from any such recovery shall be divided equally between LICENSEE and PRINCETON.

     9.4 If within six (6) months after receiving notice of any alleged infringement, LICENSEE shall have been unsuccessful in persuading the alleged infringer to desist, or shall not have brought and shall not be diligently prosecuting an infringement action, or if LICENSEE shall notify PRINCETON, at any time prior thereto, of its intention not to bring suit against the alleged infringer, then, and in those events only, PRINCETON shall have the right, but not the obligation, to prosecute, at its own expense and utilizing counsel of its choice, any infringement of the Patent Rights, and PRINCETON may, for such purposes, join the LICENSEE as a party plaintiff. The total cost of any such infringement action commenced solely by PRINCETON shall be borne by PRINCETON and PRINCETON shall keep any recovery or damages for past infringement derived therefrom.

     9.5 In any suit to enforce and/or defend the Patent Rights pursuant to this License Agreement, the party not in control of such suit shall, at the request and expense of the controlling party, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens and the like.


                                   ARTICLE 10

                                PRODUCT LIABILITY

     10.1 PRINCETON, by this License Agreement, makes no representation as to the patentability and/or breadth of the inventions contained in the Patent Rights. PRINCETON by this License Agreement makes no representation as to patents now held or which will be held by others in the field of the Licensed Products or Licensed Process for a particular purpose.

     10.2 LICENSEE agrees to defend, indemnify, and hold PRINCETON harmless from and against all liability, demands, damages, expense or losses for death, personal injury, illness or property damage arising (a) out of use by LICENSEE or its transferees of inventions licensed or information furnished under this License Agreement, or (b) out of any use, sale or other disposition by LICENSEE or its transferees of products made by use of such inventions or information. As used in this clause, "PRINCETON" includes its Trustees, Officers, Agents, Employees and Students and "LICENSEE" includes its Affiliates, Contractors and Sub-Contractors.

     10.3 In discharge of the above, LICENSEE will maintain general liability insurance in the amount of at least One Million Dollars ($1,000,000) per occurrence, with an appropriate deductible, if possible of not more than $10,000 per occurrence, with such insurers and on such terms as PRINCETON approves in writing, against damage to, or destruction of, property, and injury to, or death of, individuals, and against such other risks as PRINCETON may reasonably request arising out of, or in connection with, any of the Licensed Products or Licensed Process. PRINCETON, and its officers, trustees, and employees will be named insureds under all such insurance. Such insurance will also provide that PRINCETON will be given notice of any modification thereof and at least ten (10) days prior written notice of cancellation or termination and the reason therefor. LICENSEE will furnish PRINCETON, upon request, written confirmation issued by the insurer or an independent insurance agent confirming that insurance is maintained in accordance with the above requirements.

                                   ARTICLE 11

                                   ASSIGNMENT

     11.1 LICENSEE may assign or otherwise transfer this License Agreement and the license granted hereunder and the rights acquired by it hereunder so long as such assignment or transfer shall be to a subsidiary or shall be accompanied by a sale or other transfer of LICENSEE's entire business or that part of LICENSEE's business to which the license granted hereunder relates.

     11.2 LICENSEE shall give PRINCETON thirty (30) days prior written notice within which to approve, or reasonably object to, such assignment or transfer. If within thirty (30) days after the giving of such notice, no written objection is received by LICENSEE, PRINCETON shall be deemed to have approved such assignment or transfer; provided, however, PRINCETON shall not be deemed to have approved such assignment or transfer unless such assignee or transferee shall have agreed in writing to be bound by the terms and conditions of this License Agreement. Upon such assignment or transfer and agreement by such assignee or transferee, the term LICENSEE, as used herein, shall mean such assignee or transferee. If LICENSEE shall sell or otherwise transfer its entire business or that part of its business to which the license granted hereby relates and the transferee shall not have agreed in writing to be bound by the terms and conditions of this License Agreement, or new terms and conditions shall not have agreed in writing to be bound by the terms and conditions of this License Agreement, or new terms and conditions shall not have been reasonably agreed upon within sixty (60) days of such sale or transfer, PRINCETON shall have the right to terminate this License Agreement.


                                   ARTICLE 12

                                NON-USE OF NAMES

     LICENSEE shall not use the name of PRINCETON or any adaptation thereof or of any faculty member, employee or student, in any advertising, promotional or sales literature without prior written consent obtained from PRINCETON, in each case, except that LICENSEE may state that it is licensed by PRINCETON, under one or more of the patents and/or applications comprising the Patent Rights.

                                   ARTICLE 13

                                 EXPORT CONTROLS

     It is understood that PRINCETON is subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities (including the Arms Export Control Act, as amended, and the Export Administration Act of 1979), and that its obligations hereunder are contingent on compliance with applicable United States export laws and regulations. The transfer of certain technical data and commodities may require a license from the cognizant agency of the United States Government and/or written assurances by LICENSEE that LICENSEE shall not export data or commodities to certain foreign countries without prior approval of such agency. Princeton neither represents that a license shall not be required nor that, if required, it shall be issued.


                                   ARTICLE 14

                                PAYMENTS, NOTICES
                            AND OTHER COMMUNICATIONS

     Any payment, notice or other communication pursuant to this License Agreement shall be sufficiently made or given on the date of mailing if sent to such party by certified first class mail, postage prepaid, addressed to it at its address below or as it shall designate by written notice given to the other party:

     In the case of PRINCETON UNIVERSITY:

          Jean A. Mahoney, Director
          Office of Technology and Trademark Licensing
          PRINCETON UNIVERSITY
          5 New South Building, P.O. Box 36
          Princeton, New Jersey 08544

     In the case of LICENSEE:

          Elizabeth Tallett - President
          TRANSCELL TECHNOLOGIES, INC.
          2000 Cornwall Road
          Monmouth Junction, NJ 08852

                                   ARTICLE 15

                            MISCELLANEOUS PROVISIONS


     15.1 This License Agreement shall be construed, governed, interpreted and applied in accordance with the laws of the State of New Jersey, except that questions affecting the validity, enforceability, or infringement of any patent contained in the Patent Rights shall be determined by the law of the country in which the patent was granted.

     15.2 The parties hereto acknowledge that this License Agreement sets forth the entire agreement and understanding of the parties hereto as to the subject matter hereof, and shall not be subject to any change or modification except by the execution of a written instrument subscribed to by the parties hereto.

     15.3 The provisions of this License Agreement are severable, and in the event that any provision of this License Agreement shall be determined to be invalid or unenforceable under any controlling body of law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

     15.4 LICENSEE agrees to mark the Licensed Products sold in the United States with all applicable United States patent numbers. All Licensed Products shipped to, or sold in, other countries shall be marked in such a manner as to conform with the patent laws and practice of the country of manufacture or sale.

     15.5 The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this License Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party.

     IN WITNESS WHEREOF, the parties hereto have executed this License Agreement, in duplicate, by proper persons thereunto duly authorized.

TRUSTEES OF PRINCETON UNIVERSITY
By:   /s/ Allen J. Sinisgalli
      -------------------------------
Name:  Allen J. Sinisgalli
Title: Associate Provost for Research
           and Project Administration
Date: _______________________________


TRANSCELL TECHNOLOGIES, INC.
By:   /s/ Elizabeth E. Tallett
      -------------------------------
Name: Elizabeth E. Tallett
Title: President
Date: 15th October 1993

                                   APPENDIX I

                               RESEARCH AGREEMENT

                                   APPENDIX II

1. United States Patent Application Serial Number 08-021,391 filed February 23, 1993, in the name of Daniel E. Kahne, entitled SINGLE-STEP FORMATION OF MULTIPLE GLYCOSIDIC LINKAGES.

                  [LETTERHEAD OF TRANSCELL TECHNOLOGIES, INC.]



                                 August 2, 1993



Ms. Jo Anne McLusky, Associate Director
Office of Research & Project Administration
Fifth Floor, New South Building
P.O. Box 36
Princeton, NJ  08544-0036

Dear Ms. McLusky:

On July 25, 1993 Dr. Daniel Kahne submitted to Transcell Technologies, Inc. a Research Proposal entitled "Rapid Synthesis of GM1 Derivatives," Proposal number 130-M173, seeking $195,154 for the period July 1, 1993 to December 31, 1993. The proposed Sponsored Research is an extension of the Research Agreement between the University and Transcell dated July 1, 1991.

Pursuant to the Research Agreement, Transcell is providing this written notice of its decision to provide the requested funding. Although the Research Proposal did not include a payment schedule, we propose to adapt the schedule set forth in Paragraph 6.1, with the first payment of $78,062 (40% of the total project amount) payable within 30 days of acceptance of the Research Proposal and the balance of $117,092 due on October 30, 1993.

Thank you for your assistance in this matter.

                                        Sincerely,

                                        /s/ Elizabeth E. Tallett

                                        Elizabeth E. Tallett
                                        President and Chief Executive Officer

     Amendment No. 1 (the "Amendment") to License Agreement, effective as of February 21, 1997, is by and between The Trustees of PRINCETON UNIVERSITY, a nonprofit, private educational institution existing in the State of New Jersey (hereinafter referred to as "PRINCETON"), and TRANSCELL TECHNOLOGIES, INC., a corporation duly organized and existing under the laws of the State of Delaware and having a principal place of business at 2000 Cornwall Road, Monmouth Junction, New Jersey 08852 (hereinafter referred to as the "LICENSEE").

     WHEREAS, PRINCETON and LICENSEE entered into a License Agreement effective as of October 14, 1993 (the "License Agreement"), granting LICENSEE a worldwide license, with the right to sublicense, under certain inventions and confidential information, including any patent rights which may be obtained thereon, on the terms and conditions set forth therein; and

     WHEREAS, PRINCETON and LICENSEE desire to amend certain provisions of the License Agreement, on the terms and conditions set forth herein.

     NOW, THEREFORE, it is agreed as follows:

     1. Section 1.5(b) of the License Agreement is hereby amended to add the following new subsection (iv) to the end thereof:

          "(iv) been developed using technology covered under the Patent Rights, on which technology LICENSEE had expended $1,000,000 or more in development costs"

     2. Article 2 of the License Agreement is hereby amended to add the following new Section 2.5 to the end thereof:

          "2.5 Notwithstanding the provisions set forth in the preceding sections of this Article 2, PRINCETON reserves the right to use the invention, PRINCETON'S Patent Rights, the Licensed Products, the Licensed Processes, the technology, associated information and know-how for PRINCETON'S own internal educational, research and other non-commercial purposes only, and to publish the results thereof in accordance with the terms of Section 13 of the Research Agreement."

     3. Section 4.1 of the License Agreement is hereby amended to add the following new Section 4.1.6 to the end thereof:

          "4.1.6 Notwithstanding the provisions set forth in the preceding sections of this Section 4.1, in the event of a sublicense of Patent Rights, the maximum royalty payable hereunder shall be 25% of the royalties received by LICENSEE from sublicensees as a result of sublicensees' sales of Licensed Products and Licensed

          Processes; provided, however, that in the event such limitation would cause royalties payable hereunder to be less than 1.5% of the sublicensees' net sales, then the royalty payable hereunder shall be 1.5% of the sublicensees' net sales. For example, in the event the royalty payable from a sublicensee to LICENSEE is 5% of the sublicensee's net sales of Licensed Products and Licensed Processes, the royalties payable to PRINCETON hereunder shall be 1.5% (since 25% of 5% is less than 1.5%). For purposes of this section, references to sublicensees' net sales assume that such net sales are calculated in the same manner as Net Sales in this Agreement."

     4. Section 4.2 is hereby amended and restated in its entirety to read as follows:

          "4.2 In addition to the foregoing royalties, LICENSEE shall pay to Princeton License Maintenance Fees of (i) two hundred thousand dollars ($200,000), payable upon execution of this Amendment and (ii) one hundred thousand dollars ($100,000) for each year commencing October 14, 1997, through the earlier of (i) termination of the License Agreement or (ii) the date of first commercial sale of a Licensed Product."

     5. Appendix II to the License Agreement is hereby updated and restated as of the date of this Amendment in the form attached hereto.

     6. This Amendment may be executed in counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument. Unless separately defined, all defined terms herein shall have the meaning set forth in the License Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment, in duplicate, by proper persons thereunto duly authorized.

TRUSTEES OF PRINCETON UNIVERSITY
By:      /s/ Allen J. Sinisgalli
         -------------------------------
Name:    Allen J. Sinisgalli
Title:   Associate Provost for
         Research & Project Admin.
Date:    2/17/97

TRANSCELL TECHNOLOGIES, INC.
By:       /s/ Glenn L. Cooper
         -------------------------------
Name:    Glenn L. Cooper, M.D.
Title:   Acting President
Date:    2/21/97

                                   Appendix II

1.   Lowe Price LeBlanc & Becker Docket No. 2645-002
          United States Patent Application Serial Number 08/021,391 filed February 23, 1993, in the name of Daniel E. Kahne, entitled SINGLE-STEP FORMATION OF MULTIPLE GLYCOSIDIC
           LINKAGES.

2.   Lowe Price LeBlanc & Becker Docket No. 2645-002A
          United States Patent Application Serial Number 08/198,271 filed February 18, 1994, in the name of Daniel E. Kahne, entitled SOLUTION AND SOLID PHASE FORMATION OF GLYCOSIDIC LINKAGES.

3.   Lowe Price LeBlanc & Becker Docket No. 2645-002B
          United States Patent Application Serial Number 08/281,167 filed July 24, 1994, in the name of Daniel E. Kahne et al., entitled SOLUTION AND SOLID-PHASE GLYCOSIDIC LINKAGES.

4.   Lowe Price LeBlanc & Becker Docket No. 2645-002C
          United States Patent Application Serial Number (to be assigned) filed January 9, 1997, in the name of Daniel E. Kahne, entitled SOLUTION AND SOLID-PHASE FORMATION OF
          GLYCOSIDIC LINKAGES.

5.   Lowe Price LeBlanc & Becker Docket No. 2645-002D
          United States Patent Application Serial Number (to be assigned) filed January 10, 1997, in the name of Daniel E. Kahne, entitled SOLUTION AND SOLID PHASE FORMATION OF
          GLYCOSIDIC LINKAGES.

                                 ATTACHMENT 1.40

                        1997 PRINCETON RESEARCH AGREEMENT

The information below marked by * and [ ] has been omitted pursuant to a request for confidential treatment.
       The omitted portion has been separately filed with the Commission.
--------------------------------------------------------------------------------


                              PRINCETON UNIVERSITY
                               RESEARCH AGREEMENT


This Research Agreement is entered into on April 29, 1997 between the Trustees of Princeton University, a not-for-profit, private educational institution existing in the State of New Jersey, hereinafter referred to as "Princeton" and Interneuron Pharmaceuticals Inc., a corporation existing under the laws of the State of Delaware, hereinafter referred to as "Sponsor."

1.   Statement of Work

     Princeton, through the Department of Chemistry, has valuable experience, skill and ability in the construction of a [*] library. Sponsor desires to have Princeton undertake a research project in the above-named area in accordance with the scope of work described in Exhibit A, Research Proposal. Princeton agrees to use reasonable effort to perform the research project described therein and hereafter referred to as the "Research." Sponsor acknowledges that Princeton makes no expressed or implied warranties for the research.

2.   Principal Investigator

     The research will be supervised by Professor Daniel Kahne. If for any reason he is unable to continue to serve as Principal Investigator and a successor acceptable to both Princeton and Sponsor is not available, this Agreement shall be terminated as provided in Article 6.

3.   Period of Performance

     This research will be conducted during the period July 1, 1996 through June 30, 1998, but may be extended under the same terms and conditions by mutual written agreement of the Parties. A third year of optional funding is listed in the budget and shall be exercised by mutual agreement of the parties.

4.   Reimbursement of Costs

     Princeton shall be reimbursed by Sponsor for all costs incurred in connection with the research up to the amount of $441,246. While it is estimated that this amount is sufficient to conduct the research, Princeton and Sponsor may mutually agree to fund the third year of research, as listed in the budget. Sponsor is not liable for any cost in excess of the amount specified herein unless this Agreement is modified in writing by both parties.

5.   Payment Schedule

     (a) Payments shall be made to Princeton by Sponsor with the first payment of $110,000 due within thirty (30) days from the signing of this Agreement. The balance is due in accordance with the following schedule:

          March 31, 1997      $55,000   December 31, 1997   $55,000
          June 30, 1997       $55,000   March 31, 1998      $55,000
          September 30, 1997  $55,000   June 30, 1998       $56,246

     (b) Checks payable to Princeton University shall reference 130-4297, and be sent to:

          Raymond J. Clark, Treasurer
          P.O. Box 35
          Princeton University
          Princeton, New Jersey  08544

6.   Termination

     Performance under this Agreement may be terminated by Sponsor upon sixty
     (60) days' written notice; performance may be terminated by Princeton if circumstances beyond its control preclude continuation of the research. Upon termination, Princeton will be reimbursed for all costs and non-cancelable commitments incurred in the performance of the research and not yet paid for, such reimbursement together with other payments not to exceed the total estimated project costs specified in Article 4. The provision of Article 7 hereof shall survive any termination of this Agreement.

7.   Intellectual Property

     (a)  Ownership of Inventions

          (1) The term "Invention" means any patentable or potentially patentable subject matter or discovery conceived or reduced to practice in carrying out of the Research pursuant to this Agreement.

          (2) Any Invention developed, as part of this Research, solely by Sponsor personnel will be the exclusive property of Sponsor which may, to the extent permitted by law, hold all right, title and interest in such Invention. Such Inventions, including the right, title and interest therein, are referred to herein as "Sponsor-owned".

          (3) Any Invention developed, as part of the Research, solely by Princeton personnel, including faculty, students and employees, will be the exclusive property of Princeton, which may, to the extent permitted by law, hold all right, title, and interest in such Invention. Such Inventions, including the right, title and interest therein, are referred to herein as "Princeton-owned".

          (4) Any Invention developed, as part of this Research, jointly by Sponsor and Princeton personnel, including faculty, students and employees, will be the mutual property of both parties, which may, to the extent permitted by law, jointly hold all right, title and interest in such Invention. Such Inventions, including the right, title and interest therein, are referred to herein as "Jointly-owned".

     (b)  Patents

          The parties agree that it is desirable to file patent applications on discoveries and Inventions conceived or first reduced to practice during the term of this Agreement. Sponsor acknowledges that Princeton has an obligation to protect and transfer its technology for the public benefit and the parties agree to cooperate to effect that end in an expedient manner equitable to both parties.

     (c)  Patent Applications

          (1) Princeton and Sponsor agree to cooperate fully in applying for, obtaining, prosecuting and maintaining patents.

          (2) Princeton shall promptly disclose to Sponsor, in writing, any Princeton-owned or Jointly-owned Inventions disclosed to Princeton. Princeton shall file and prosecute U.S. and foreign patent applications in its name at Sponsor's request and expense, using mutually agreed upon patent counsel, on such Princeton-owned or Jointly-owned Inventions as may, in Sponsor's judgment, become appropriate during the term of this Agreement and up to twelve (12) months after its termination. All information given to Sponsor by Princeton in accordance with this section shall be held in confidence by Sponsor so long as such information remains unpublished or undisclosed by Princeton. Such patent applications and any patents resulting therefrom shall be subject to the terms of this Agreement.

          (3) Princeton shall have the opportunity to file patent applications in its name at its own expense for those Princeton-owned or Jointly-owned Inventions made by its personnel and for which Sponsor does not agree, within thirty (30) days after notification by Princeton of its intent to file a patent application, to pay for Princeton to file said patent application; such patent applications and any patents resulting therefrom shall not be subject to the terms of this Agreement.

          (4) Sponsor patent counsel may prepare, file and prosecute all U.S. applications for any Jointly-owned Inventions, at Sponsor's sole cost and expense, provided, however, that Princeton shall have the right to review and approve the application, and be consulted on all prosecution actions, and foreign filing decisions. Princeton's right, title and interest in the Jointly-owned Inventions disclosed or claimed in such patent applications or in any such patents shall be subject to the terms of this Agreement.

     (d)  Grant of Patent Rights

          (1) In consideration for its sponsorship of the research program, Sponsor shall retain an irrevocable, royalty-free, worldwide, nonexclusive license, without the right to sublicense, for Sponsor's own internal research use, under any Princeton-owned Inventions, under any patents or patent applications.

          (2) Princeton, to the extent it is permitted to do so by its agreements with other government sponsors of research, and the provisions of Public Laws 96-517 and 98-620, grants to Sponsor an exclusive Option to obtain an exclusive worldwide license to any Princeton-owned Inventions and Princeton's right, title and interest under any Jointly-owned Inventions, patents or patent applications, with a right to sublicense upon Princeton's approval, which shall not be unreasonably withheld, on the terms and conditions set forth in the resulting license agreements. Sponsor agrees not to sublicense or assign any such intellectual property to Transcell Technologies Inc., without Princeton's written consent.

          (3) Such Option with respect to each Invention shall extend for a period commencing on the date the Invention is disclosed to Sponsor through ninety (90) days from the filing date of a patent application disclosing and claiming same. Sponsor may exercise its Option on Princeton-owned and jointly-owned patent applications or patents by providing a written statement to Princeton. Upon exercise of each such Option, Sponsor and Princeton shall have twelve (12) months to negotiate in good faith a royalty-bearing worldwide exclusive license under reasonable royalty terms. During the Option and subsequent negotiation periods, Princeton shall not offer commercial license rights to any third party. At the end of twelve (12) months from the date Sponsor exercises its Option if no license agreement has been signed, Princeton shall be free to negotiate licenses with other parties, and Sponsor shall have no further rights to such Inventions except for those provided for in 7.d.1 herein, and those it retains to any jointly owned Inventions by virtue of its ownership thereof.

     (e)  Unpatented Technology

          It is recognized that some technology created in the performance of the Research and uses thereof may not be protected by patent applications or patents. Accordingly, Princeton, to the extent permitted by its obligations to other government sponsors, hereby grants to Sponsor the exclusive Option to negotiate an exclusive royalty-bearing worldwide license to use any such technology for commercial purposes, to the extent said technology or the use thereof contemplated by Sponsor is not covered by a patent application or patent assigned to or controlled by Princeton. Sponsor may exercise this

          Option in the same manner as, and subject to the limitations of, its Options under Inventions, patent application or patents with the Option period beginning upon the provision of a written description or samples of the technology to Sponsor. Princeton hereby grants to Sponsor a worldwide, royalty-free, nonexclusive license, without the right to sublicense, to utilize all such technology for its own internal research purposes only.

     (f)  Computer Software

          Copyrights and all other rights in any computer software created in the course of the Research shall be owned by Princeton. Sponsor shall have nonexclusive royalty-free license for internal use, without the right to sublicense. Princeton hereby grants Sponsor an exclusive Option to negotiate an exclusive royalty-bearing license, such Option to extend for sixty (60) days from the date Sponsor is provided with a copy of said software. Sponsor may exercise this Option in the same manner as, and subject to the limitations of, its Option under patent applications or patents.

8.   Publication

     (a) Subject to the terms of this paragraph 8, Princeton shall have the right, at its discretion, to release information or to publish any material resulting from the Research. Sponsor and Princeton acknowledge that patent rights may be jeopardized by public disclosure of such Research results prior to the filing of a patent application. Accordingly, Princeton shall forward copies of presentations and publications (including poster sessions) to Sponsor for review and comment 30 days prior to submission for publication. Sponsor may request Princeton to delay publication an additional sixty days (60) days in order to protect the potential patentability of any Invention described therein. Such delay shall not, however, be imposed on the filing of any student thesis or dissertation.

     (b) The parties will cooperate to minimize delay of manuscripts. In no event will a submission for publication or presentation under this Agreement be delayed longer than three (3) months from the date a manuscript is submitted to Sponsor for review.

     (c) Princeton shall give Sponsor the option of receiving an acknowledgment in any publication for its sponsorship of the Research. Sponsor understands that the basic objective of research activities at Princeton is the generation of new knowledge and its expeditious dissemination. Therefore, in review of any publication, Sponsor shall provide all reasonable cooperation in meeting this objective.

9.   Consultation

     Selected personnel of Sponsor, designated by Sponsor to Princeton, shall have the right to confer with the Principal Investigator and his or her associates for such reasonable periods and at such times as are mutually agreeable.

10.  Publicity and Use of Names

     Neither Sponsor nor Princeton will use the name of the other in connection with any product, promotional literature, or advertising material without the prior written permission of the other party. This shall not include internal documents available to the public that identify the existence of the Agreement; and shall not preclude the Sponsor from disclosing any information to the SEC or other governmental regulatory agency, if required

11.  Reports

     Princeton shall furnish Sponsor annual letter reports during the term of this Agreement summarizing the research conducted. A final report setting forth the accomplishments and significant research findings shall be prepared by Princeton and submitted to Sponsor within ninety (90) days of the expiration of the Agreement. A final summary report shall be submitted to Sponsor if the Research is extended for an additional year, under the terms of Article 3.

12.  Proprietary Data

     Princeton's acceptance and use of any proprietary data which may be supplied by Sponsor in the course of the Research shall be subject to the following:

     (a) The data must be marked or designated in writing as proprietary to Sponsor.

     (b Princeton retains the right to refuse to accept any such data which it does not consider to be essential to the completion of the Research.

     (c) When Princeton does accept such data as proprietary, it agrees to exercise all reasonable efforts not to publish or otherwise reveal the data to others outside the University without the permission of Sponsor, unless the data has already been published or disclosed publicly by third parties or is required to be disclosed by order of a court of law.

     (d) Princeton understands and agrees that the disclosure of proprietary data or confidential information to the University by the Sponsor shall not be construed as granting Princeton any ownership rights in, or to, the disclosed data or information, or any right to use such data or information, except in the manner agreed upon by the Sponsor and Princeton prior to disclosure of the proprietary data or confidential information.

     (e) The obligations under this provision shall survive and continue for one year after termination of this Research Agreement, at which time Princeton shall return any and all proprietary data or confidential information to the Sponsor; provided, however, that Princeton may keep one copy of any form of such proprietary data or confidential information for archival purposes.

13.  Indemnification

     Sponsor agrees to indemnify and hold Princeton harmless from any loss, claim, damage, or liability of any kind involving an employee of Sponsor arising out of or in connection with this Agreement, except to the extent that such loss, claim, damage, or liability arises in whole or in part from the gross negligence or willful misconduct of Princeton.

14.  Warranties

     Princeton makes no warranties, express or implied, as to any matter whatsoever, including, without limitation, the condition of the research or any inventions(s) or product(s), whether tangible or intangible, conceived, discovered, or developed under this Agreement; or the ownership, merchantability, or fitness for a particular purpose of the research or any such invention or product. Princeton shall not be liable for any direct, consequential, or other damages suffered by any licensee or any others resulting from the use of the research or any such invention or product, except to the extent such damages result from the sole negligence of Princeton.

15.  Equipment

     Title to any equipment purchased or manufactured in the performance of the work funded under the Agreement shall vest in Princeton.

16.  Assignment

     Neither party shall assign this Agreement to another without the prior written consent of the other party, which will not be unreasonably withheld; provided, however, that Sponsor may assign this Agreement to a successor in ownership of all or substantially all its business assets. Sponsor agrees, however, that this agreement may not be assigned to Transcell Technologies Inc. without the express written agreement of Princeton. Such successor shall expressly assume in writing the obligation to perform in accordance with the terms and conditions of this Agreement. Any other purported assignment shall be void.

17.  Independent Inquiry

     Nothing in this Agreement shall be construed to limit the freedom of researchers who are not participants in this Agreement from engaging in similar research inquiries made independently under other grants, contracts or agreements with parties other than Sponsor.

18.  Governing Law

     This Agreement shall be governed by the laws of the State of New Jersey.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate by proper persons thereunto duly authorized.

Interneuron Pharmaceuticals, Inc.          The Trustees of Princeton University

By:    /s/ Glenn L. Cooper                 By:    /s/ Allen J. Sinisgalli
       ----------------------------               ----------------------------
Name:  Glenn L. Cooper, M.D.               Name:  Allen J. Sinisgalli
Title: President and CEO                   Title: Associate Provost of
                                                  Research and Project Admin.
Date:  May 1, 1997                         Date:  5/6/97


Principal Investigator   /s/ Daniel Kahne
                         ----------------------------------------------------
                         Professor Daniel Kahne                  Date

The information below marked by * and [ ] has been omitted pursuant to a request for confidential treatment.
       The omitted portion has been separately filed with the Commission.
--------------------------------------------------------------------------------


                          Research Proposal - EXHIBIT A


TITLE:                        Construction of a [*] Library

INSTITUTION:                  Princeton University
                              Department of Chemistry
                              Princeton, New Jersey  08544

PRINCIPAL INVESTIGATOR:


                              /s/ Daniel Kahne                   Oct. 31, 1996
          `                   --------------------------------------------------
                              Daniel Kahne                            Date
                              Department of Chemistry
                              Princeton, New Jersey  08544
                              Phone:  609-258-6368
                              Fax:     609-258-2617

INSTITUTIONAL ENDORSEMENTS:


                              /s/ George McLendon                Nov. 1996
                              --------------------------------------------------
                              George McLendon, Chair                  Date
                              Department of Chemistry
                              Princeton, New Jersey 08544
                              Phone:  609-258-3916
                              Fax:      609-258-6746


                              --------------------------------------------------
                              Allen J. Sinisgalli, Associate Provost  Date
                              Office of Research and Project Administration
                              5 New South Building
                              Princeton, New Jersey  08544
                              Phone:  609-258-3090
                              Fax:     609-258-1159

TOTAL COST:                   $441,246

DURATION:                     July 1, 1996 to June 30, 1998

The information below marked by * and [ ] has been omitted pursuant to a request for confidential treatment.
       The omitted portion has been separately filed with the Commission.
--------------------------------------------------------------------------------






















                                                                       [*]

References


1.   a) Cohen, M.L. Science 1992, 257, 1050; b) Neu, H.C. Science 1992, 257,
     1064.

2.   Walsh, C.T. Science 1993, 261, 308.

3. Nagarajan, R.; Schabel, A.A.; Occolowitz, J.L.; Counter, F.T.; Ott, J.L.; Felty-Duckworth, A.M.J. Antibiotics 1989, 41, 63.

4. Yan, L.; Taylor, C.M.; Goodnow, Jr., R.; Kahne, D. J. Am. Chem. Soc. 1994, 116, 6953.

5. Doyle, R.J. and Ofek, I. (Eds.) Adhesion of Microbial Pathogens, Methods in Enzymology, Vol 253, Academic Press; San Diego, 1995.

The information below marked by * and [ ] has been omitted pursuant to a request for confidential treatment.
       The omitted portion has been separately filed with the Commission.
--------------------------------------------------------------------------------


                                 ATTACHMENT 1.46

                                 SIDE AGREEMENT

     REFERENCE IS MADE to (i) the License Agreement between Transcell Technologies, Inc. ("Transcell") and the Trustees of Princeton University ("Princeton") effective as of October 14, 1993, as amended (the "Princeton License Agreement"), (ii) the Research Agreement between Princeton and Interneuron Pharmaceuticals, Inc. ("Interneuron") dated as of April 29, 1997 (the "Princeton Research Agreement") and (iii) the draft Research Collaboration and License Agreement among Merck & Co., Inc. ("Merck"), Transcell and Interneuron (the "Merck/Transcell Collaboration Agreement").

     WHEREAS, a portion of the collaboration contemplated by the Merck/Transcell Collaboration Agreement includes the construction by Dr. Daniel Kahne of a [*] library in order to identify new antibacterial agents based upon [*]; and

     WHEREAS, pursuant to the Merck/Transcell Collaboration Agreement, Transcell and Interneuron are granting to Merck exclusive licenses and sub-licenses limited to the field of certain antibacterial agents with an option to obtain exclusive licenses and sub-licenses limited to a specified expanded field of antibacterial agents, such sub-licenses (the "Merck Rights") being granted to Merck under Transcell's and Interneuron's exclusive rights pursuant to the Princeton License Agreement and the Princeton Research Agreement and any subsequent license agreement entered into between Princeton and Transcell or between Princeton and Interneuron related to such agreements; and

     WHEREAS, Merck, Transcell, Interneuron and Princeton (the "Parties") desire to set forth the relative rights of the Parties related to certain matters under the Princeton License Agreement, the Princeton Research Agreement and the Merck/Transcell Collaboration Agreement. In view of the foregoing, the Parties agree as follows:

1. Merck agrees that the following provisions of the Princeton License Agreement shall apply to Merck as if it were the Licensee thereunder, to the extent, and only to that extent, that such provisions relate to the Merck Rights and to the activities of Merck pursuant to the Merck/Transcell Collaboration Agreement: Section 2.4 (manufacture in the U.S.), Section
     10.2 (indemnification), Article 12 (non-use of names) and Article 13 (export controls). All other rights and obligations of the Licensee under the Princeton License Agreement shall be rights and obligations of Transcell only, except as otherwise provided in this Side Agreement. The obligations of Interneuron under the Princeton Research Agreement and under any license agreement entered into by Princeton and Interneuron pursuant to the Princeton Research Agreement shall be the obligations of Interneuron only and shall not be binding upon

     Merck, except as otherwise provided in this Side Letter or agreed to in writing by Merck.

2. In connection with the research project contemplated by the Princeton Research Agreement, Princeton agrees that all publications or presentations (including any student thesis or dissertation) subject to Section 8 of the Princeton Research Agreement and subject to the Merck Rights shall, after Interneuron's receipt of same from Princeton, be submitted by Interneuron to Merck for review prior to submission to the publisher or prior to presentation. In addition to any rights of Interneuron under the Princeton Research Agreement, upon Merck's request, Interneuron may then request that Princeton delay publication or presentation for a maximum of an additional 60 days to protect the patentability of any inventions described therein. Such delay shall not be imposed on the filing of any student thesis or dissertation for the purposes of fulfilling academic requirements.

3. Notwithstanding the provisions of Article 6 of the Princeton License Agreement and of Section 7(c) of the Princeton Research Agreement, the Parties agree that Merck shall have the right to file, prosecute and maintain patent applications and patents relating to research information and inventions owned jointly by Merck and Princeton which are subject to the Merck Rights. In addition, if Transcell or Interneuron, as the case may be, elects not to file, prosecute or maintain patent applications and patents covering Princeton-owned inventions subject to the Princeton License Agreement or the Princeton Research Agreement and subject to the Merck Rights, Merck shall have the right to prosecute and maintain such patent applications and patents, if rights thereunder are sublicensed to Merck under the Merck/Transcell Collaboration Agreement. The rights granted by and exercised under this paragraph shall have no effect on the rights of ownership of any patent rights or inventions which shall be governed by applicable patent laws and applicable provisions of the Princeton License Agreement, the Princeton Research Agreement and the Merck/Transcell Collaboration Agreement.

4. Notwithstanding the provisions of Article 9 of the Princeton License Agreement, the Parties agree that, if Transcell or Interneuron, as the case may be, elects not to initiate and prosecute a patent infringement action or to defend against a declaratory judgment action relating to patents arising out of the Princeton License Agreement or the Princeton Research Agreement which are subject to the Merck Rights, Merck shall have the right either to initiate and prosecute such patent enforcement action or to control the defense of such declaratory judgment action under the terms and conditions set forth in the Merck/Transcell Collaboration Agreement, if rights under the relevant patent are sublicensed to Merck under the Merck/Transcell Collaboration Agreement. The rights granted by and exercised under this paragraph shall have no effect on the rights of ownership of any patent rights or inventions which shall be governed by applicable patent laws and applicable provisions of the Princeton License Agreement, the Princeton Research Agreement and the Merck/Transcell Collaboration Agreement.

5. Notwithstanding Section 7.1 of the Princeton License Agreement, the Parties agree that in the event that Transcell becomes bankrupt, or shall file a petition in bankruptcy, or if the business of Transcell shall be placed in the hands of a receiver, assignee or trustee for the benefit of creditors, whether by the voluntary act of Transcell or otherwise, (i) the Princeton License Agreement shall not terminate with respect to the rights granted to Merck under the Merck/Transcell Collaboration Agreement, (ii) Merck shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code as sub-licensee of such rights and (iii) upon Merck's request, Merck and Princeton shall negotiate in good faith an agreement providing for the assumption by Merck of Transcell's rights and obligations under the Princeton License Agreement with respect to the rights granted to Merck under the Merck/Transcell Collaboration Agreement.

6. The Parties agree that a copy of any notice of Transcell's failure to pay or any other material breach or default by Transcell under Sections 7.2 or 7.3 of the Princeton License Agreement shall be sent to Merck as follows: Merck & Co., Inc., One Merck Drive, P.O. Box 100, Whitehouse Station, NJ 08889-0100, Attention Office of Secretary, Telecopier No.:
     (908) 735-1246, with a copy to Attention: Office of Assistant General Counsel, Telecopier No.: (908) 735-1226. If Transcell fails to cure such breach within the specified period, Merck shall have the right, but not the obligation, to cure such non-payment or other breach on Transcell's behalf within 30 days of notice to Merck of such failure to cure. In such event, Princeton shall not have the right to terminate the Princeton License Agreement pursuant to Sections 7.2 or 7.3 of the Princeton License Agreement and Merck may credit any amount so paid to Princeton or the direct and reasonable costs of effecting such other cure on behalf of Transcell against the amounts then due and owing from Merck to Transcell.

7. Princeton and Transcell agree that they will not amend the Princeton License Agreement so as to make such agreement inconsistent with Merck's rights under, or in violation of, this Side Agreement or the Merck/Transcell Collaboration Agreement without Merck's written consent.

8. Princeton and Interneuron agree that they will not amend the Princeton Research Agreement so as to make such agreement inconsistent with, or in violation of, Merck's rights under this Side Agreement or the Merck/Transcell Collaboration Agreement without Merck's written consent. Princeton and Interneuron further agree they will not enter into any license agreement pursuant to the Princeton Research Agreement upon terms which are inconsistent with, or in violation of, Merck's rights under this Side Agreement or the Merck/Transcell Collaboration Agreement without Merck's written consent.

9. Princeton hereby consents to (i) the sublicense by Transcell to Merck pursuant to the Merck/Transcell Collaboration Agreement of certain of Transcell's rights under the Princeton License Agreement and (ii) the sublicense by Interneuron to Merck pursuant to the Merck/Transcell Collaboration Agreement of certain of Interneuron's rights under the Princeton Research Agreement and any license agreement entered into pursuant to the Princeton Research Agreement.

10. This Agreement shall be effective as of June 30, 1997 and shall be governed by the laws of the State of New Jersey without reference to any rules of conflict of laws. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

MERCK & CO., INC.                            TRANSCELL TECHNOLOGIES, INC.

BY:    /s/ Edward M. Scolnick                BY:    /s/ Vincent L. Fabiano
       -----------------------------                ----------------------------
NAME:  Edward M. Scolnick                    NAME:  Vincent L. Fabiano
TITLE: President,                            TITLE: Executive Vice President
       Merck Research Laboratories                  and Chief Operating Officer

TRUSTEES OF                                  INTERNEURON
PRINCETON UNIVERSITY                         PHARMACEUTICALS, INC.

BY:    /s/ Allen J. Sinisgalli               BY:    /s/ Glenn L. Cooper
       -----------------------------                ----------------------------
NAME:  Allen J. Sinisgalli                   NAME:  Glenn L. Cooper
TITLE: Associate Provost for                 TITLE: President and CEO
       Research & Project Admin.

The information below marked by * and [ ] has been omitted pursuant to a request for confidential treatment.
       The omitted portion has been separately filed with the Commission.
--------------------------------------------------------------------------------

                                  Schedule 1.52
                             Transcell Patent Assets

---------------------------------------- ------------------ --------------- ---------- -------------- ---------------
                                                                            Filing
Title of Application                     Docket No.         Serial No.      Date       Status         Patent No.
---------------------------------------- ------------------ --------------- ---------- -------------- ---------------
New Application Regarding [*] Library    2644-007                           Not Yet    In
                                                                            Filed      Preparation
---------------------------------------- ------------------ --------------- ---------- -------------- ---------------
Solution and Solid Phase Formation of    2645-002           08/021,391      2/23/93    Issued         5,639,866
Glycosidic Linkages                                                                    6/18/97
---------------------------------------- ------------------ --------------- ---------- -------------- ---------------
Solution and Solid Phase Formation of    2645-002AAR        327,496         2/23/94    Pending
Glycosidic Linkages
---------------------------------------- ------------------ --------------- ---------- -------------- ---------------
Solution and Solid Phase Formation of    2645-002AAU        61382/94        2/23/94    Pending
Glycosidic Linkages
---------------------------------------- ------------------ --------------- ---------- -------------- ---------------
Solution and Solid Phase Formation of    2645-002ACA        2156717         2/23/94    Pending
Glycosidic Linkages
---------------------------------------- ------------------ --------------- ---------- -------------- ---------------
Solution and Solid Phase Formation of    2645-002AEPC       94908048.5      2/23/94    Pending
Glycosidic Linkages
---------------------------------------- ------------------ --------------- ---------- -------------- ---------------
Solution and Solid Phase Formation of    2645-002AIL        108,748         2/23/94    Pending
Glycosidic Linkages
---------------------------------------- ------------------ --------------- ---------- -------------- ---------------
Solution and Solid Phase Formation of    2645-002AIN        119/MAS/94      2/23/94    Pending
Glycosidic Linkages
---------------------------------------- ------------------ --------------- ---------- -------------- ---------------
Solution and Solid Phase Formation of    2645-002AJP        519067/94       2/23/94    Pending
Glycosidic Linkages
---------------------------------------- ------------------ --------------- ---------- -------------- ---------------
Solution and Solid Phase Formation of    2645-002AKE        94/00128        2/23/94    Pending
Glycosidic Linkages
---------------------------------------- ------------------ --------------- ---------- -------------- ---------------
Solution and Solid Phase Formation of    2645-002AMX        94-1390         2/23/94    Pending
Glycosidic Linkages
---------------------------------------- ------------------ --------------- ---------- -------------- ---------------
Solution and Solid Phase Formation of    2645-002APCT       94/01604        2/23/94    National
Glycosidic Linkages                                                                    Phase
                                                                                       Completed
---------------------------------------- ------------------ --------------- ---------- -------------- ---------------
Solution and Solid Phase Formation of    2645-002APH        47814           2/23/94    Pending
Glycosidic Linkages
---------------------------------------- ------------------ --------------- ---------- -------------- ---------------
Solution and Solid Phase Formation of    2645-002APK        0077/94         2/23/94    Pending
Glycosidic Linkages
---------------------------------------- ------------------ --------------- ---------- -------------- ---------------
Solution and Solid Phase Formation of    2645-002ARU        95122803        2/23/94    Pending
Glycosidic Linkages
---------------------------------------- ------------------ --------------- ---------- -------------- ---------------
Solution and Solid Phase Formation of    2645-002ASD        94/150069       2/23/94    Pending
Glycosidic Linkages
---------------------------------------- ------------------ --------------- ---------- -------------- ---------------
Solution and Solid Phase Formation of    2645-002ASK        703535/95       2/23/94    Pending
Glycosidic Linkages
---------------------------------------- ------------------ --------------- ---------- -------------- ---------------

---------------------------------------- ------------------ --------------- ---------- -------------- ---------------
                                                                            Filing
Title of Application                     Docket No.         Serial No.      Date       Status         Patent No.
---------------------------------------- ------------------ --------------- ---------- -------------- ---------------
Solution and Solid Phase Formation of    2645-002ATW        83102930        4/02/94    Pending
Glycosidic Linkages
---------------------------------------- ------------------ --------------- ---------- -------------- ---------------
Solution and Solid Phase Formation of    2645-002AVE        0295-94         3/4/94     Pending
Glycosidic Linkages
---------------------------------------- ------------------ --------------- ---------- -------------- ---------------
Solution and Solid Phase Formation of    2645-002AZA        94/1229         2/23/94    Issued         9401229
Glycosidic Linkages                                                                    11/30/94
---------------------------------------- ------------------ --------------- ---------- -------------- ---------------
Libraries Prepared by the Solid Phase    2645-002C          08/780,914      1/9/97     Pending
Formation of Glycosidic Linkages
---------------------------------------- ------------------ --------------- ---------- -------------- ---------------

The information below marked by * and [ ] has been omitted pursuant to a request for confidential treatment.
       The omitted portion has been separately filed with the Commission.
--------------------------------------------------------------------------------

                                ATTACHMENT 2.1.A

















                                                                           [*]

The information below marked by * and [ ] has been omitted pursuant to a request for confidential treatment.
       The omitted portion has been separately filed with the Commission.
--------------------------------------------------------------------------------

                                ATTACHMENT 2.1.B

















                                                                           [*]

                                 ATTACHMENT 4.3

                              FORM OF PRESS RELEASE


                              FOR IMMEDIATE RELEASE

                     Contact at Interneuron, (617) 402-3410:
                                 William B. Boni
                            VP, Corp. Communications

                      Contact at Transcell, (609) 655-6900
                               Vincent L. Fabiano
                              Executive VP and COO


                         TRANSCELL AND MERCK ENTER INTO

                      ANTI-BACTERIAL RESEARCH COLLABORATION


LEXINGTON, MA and PRINCETON, NJ, July , 1997 - Transcell Technologies, Inc., a majority-owned subsidiary of Interneuron Pharmaceuticals, Inc. (NASDAQ: IPIC) and Interneuron today announced that they have entered into a collaborative research and licensing agreement with Merck & Co., Inc. (NYSE: MRK) to discover and commercialize novel antibacterial agents.

The initial focus of this collaboration will be the discovery and biological evaluation of analogues of anti-bacterial compounds selected from two distinct structural classes and the license to Merck of any products arising out of the two research programs. Transcell will utilize its combinatorial technologies to prepare libraries of carbohydrate derivative compounds for biological evaluation and further development. Additionally, Merck has an option to extend the field of the collaboration and license to include all antibacterial pharmaceutical products.

Under this agreement, Transcell receives from Merck an initial licensing payment and research support over two years. In addition, Transcell will receive additional payments based upon the achievement of defined milestones for each program. While there is no assurance these milestones will be reached, these additional payments, combined with the initial licensing payment and research support, could total approximately $48,000,000 if products from both programs were approved by the FDA. In addition, Transcell would receive royalty payments on sales of any products that may be developed based on the research programs.

                                    - MORE -

Certain of the rights licensed to Merck are based on exclusive licenses or rights held by Transcell and Interneuron from Princeton University, which will be entitled to varying percentages of certain payments and royalties received from Merck. Transcell's combinatorial carbohydrate technology is based upon the research of its scientific founders, .Dr. Daniel Kahne and .Dr. Suzanne Walker of Princeton University.

"Merck's recognition that Transcell's platform of synthetic chemistries and combinatorial technologies can add significant value to its antibacterial drug discovery programs is a very important step in our development of the technology for drug discovery in several therapeutic areas," said Vincent L. Fabiano, executive vice president and chief operating officer of Transcell. "We are pleased to have Merck as our first drug discovery partner. Our partnership, which initially will provide Merck access to libraries of new analogues of two antibiotics, has the potential for expansion into the broad field of antibacterial drug discovery."

Transcell   Technologies,    a   majority-owned    subsidiary   of   Interneuron
Pharmaceuticals, is exploiting the molecular diversity of carbohydrates to discover novel small molecule pharmaceutical products.

Interneuron Pharmaceuticals is a diversified biopharmaceutical company engaged in the development and commercialization of a portfolio of products and product candidates primarily for neurological and behavioral disorders. Interneuron is also developing products and technologies, generally outside the central nervous system field, through three other subsidiaries: Intercardia, Inc. focused on cardiovascular disease, Progenitor, Inc. focused on developmental genomics, and InterNutria, Inc. focused on dietary supplement products.

Except for the descriptions of historical facts contained herein, this release contains forward-looking statements that involve risks and uncertainties as detailed from time to time in Interneuron's SEC filings under the Securities Act of 1933 and the Securities Exchange Act of 1934 under "Risk Factors" that could cause Interneuron's actual results to differ significantly from those discussed in the forward-looking statements, including the early stage of development of Transcell's technology, uncertainties related to preclinical development, corporate collaborations, clinical trials, patent risks, government regulation, and dependence on third parties for manufacturing and marketing.


                                       ###

                                  SCHEDULE 7.1

                    COUNTRIES WHERE INTERNEURON AND TRANSCELL

                    WILL FILE, PROSECUTE AND MAINTAIN PATENTS

                                    Argentina
                                    Australia
                                     Canada
                                     Austria
                                     Belgium
                            Switzerland/Liechtenstein
                                     Germany
                                     Denmark
                                      Spain
                                     Finland
                                     France
                                 United Kingdom
                                      Italy
                                   Netherlands
                                     Sweden
                                     Israel
                                      India
                                      Japan
                                      Kenya
                                     Mexico
                                   Philippines
                                    Pakistan
                               Russian Federation
                                   South Korea
                                     Taiwan
                                  United States
                                    Venezuela
                                  South Africa

            Which List of Countries Can Be Amended From Time to Time
                   By Mutual Written Agreement of the Parties